Exhibit 3.1

Company No. 48839

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BARCLAYS PLC

(as adopted by special resolution on 9 May 2024)

CONTENTS

PRELIMINARY		1

1.	Interpretation	1

2.	Model articles or regulations not to apply	4

LIABILITY OF MEMBERS		5

3.	Limited liability	5

SHARE CAPITAL		5

4.	Preference shares	5

5.	Allotment and pre-emption	14

6.	Power to issue different classes of shares	14

7.	Rights and restrictions attaching to shares	14

8.	Variation of rights	14

9.	Financial assistance for the acquisition of the Company’s shares	15

10.	Commission	15

11.	Trusts not recognised	15

12.	Uncertificated shares	15

SHARE CERTIFICATES		16

13.	Right to certificate	16

14.	Replacement certificates	17

LIEN		17

15.	Company’s lien on shares not fully paid	17

16.	Enforcement of lien by sale	18

17.	Application of proceeds of sale	18

CALLS ON SHARES		18

18.	Calls	18

19.	Power to differentiate	19

20.	Interest on calls	19

21.	Payment in advance	19

22.	Amounts due on allotment or issue treated as calls	19

FORFEITURE		19

23.	Notice if call not paid	19

24.	Forfeiture for non-compliance	20

25.	Notice after forfeiture	20

26.	Disposal of forfeited shares	20

27.	Arrears to be paid notwithstanding forfeiture	20

28.	Surrender	21

UNTRACED SHAREHOLDERS		21

29.	Power of sale	21

30.	Application of proceeds of sale and dividend forfeiture	22

TRANSFER OF SHARES		22

31.	Method of transfer	22

32.	Right to refuse registration	22

33.	Fees on registration	24

TRANSMISSION OF SHARES		24

34.	On death	24

35.	Election of person entitled by transmission	24

36.	Rights on transmission	25

FRACTIONS OF SHARES		25

37.	Fractions	25

COMPANY NAME		26

38.	Change of Company name	26

GENERAL MEETINGS		26

39.	Annual general meetings	26

40.	Convening of general meetings by the board	26

41.	Convening of general meetings by requirement of the members	26

42.	Length and form of notice	27

43.	Omission to send notice	27

44.	Postponement of general meetings	27

PROCEEDINGS AT GENERAL MEETINGS		28

45.	Quorum	28

46.	No business to be transacted unless quorum present	28

47.	Procedure if quorum not present	28

48.	Chair	28

49.	Attendance and speaking at general meetings	29

50.	Power to adjourn	29

51.	Notice of adjourned meeting	30

52.	Business at adjourned meeting	30

53.	General meetings at more than one place	30

54.	Hybrid meetings	30

55.	Accommodation of members at meeting	31

56.	Orderly conduct and security	32

VOTING		32

57.	Method of voting	32

58.	Procedure on a poll	33

59.	Votes of members	34

60.	No casting vote	35

61.	Restriction on voting rights for unpaid calls etc.	35

62.	Voting by proxy	35

63.	Appointment of proxy	36

64.	Validity of actions by proxy or representative of a corporation	37

65.	Corporate representatives	38

66.	Objections to and error in voting	38

67.	Amendments to special resolutions	38

68.	Amendments to ordinary resolutions	38

69.	Class meetings	38

70.	Failure to disclose interests in shares	39

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS		41

71.	Number of directors	41

72.	Power of the Company to appoint directors	41

73.	Power of the board to appoint directors	41

74.	Appointment of executive directors	41

75.	Eligibility of new directors	42

76.	Voting on resolution for appointment	42

77.	Retirement by rotation	42

78.	Directors subject to retirement	43

79.	Position of retiring director	43

80.	Deemed reappointment	43

81.	No retirement on account of age	44

82.	Removal by ordinary resolution	44

83.	Vacation of office by director	44

ALTERNATE DIRECTORS		45

84.	Appointment	45

85.	Revocation of appointment	45

86.	Participation in board meetings	45

87.	Responsibility	46

REMUNERATION, EXPENSES AND PENSIONS		46

88.	Directors’ fees	46

89.	Additional remuneration	46

90.	Expenses	47

91.	Remuneration and expenses of alternate directors	47

92.	Directors’ pensions and other benefits	47

93.	Remuneration of executive directors	48

POWERS AND DUTIES OF THE BOARD		48

94.	Powers of the board	48

95.	Powers of directors being less than minimum required number	48

96.	Powers of executive directors	48

97.	Delegation to committees and certain subsidiaries	49

98.	Attorneys and Agents	49

99.	Execution of certain instruments	49

100.	Loans to directors	50

101.	Associate directors	50

102.	Exercise of voting powers	50

103.	Provision for employees	50

104.	Registers	50

105.	Borrowing powers	51

106.	Register of charges	51

107.	Directors’ interests	51

PROCEEDINGS OF DIRECTORS AND COMMITTEES		55

108.	Board meetings	55

109.	Notice of board meetings	56

110.	Quorum	56

111.	Chair of board	56

112.	Voting	56

113.	Participation by Electronic means	57

114.	Resolution in writing	57

115.	Proceedings of committees	57

116.	Records of proceedings	58

117.	Validity of proceedings of board or committee	58

SECRETARY AND AUTHENTICATION OF DOCUMENTS		58

118.	Secretary	58

119.	Authentication of documents	59

SEALS		59

120.	Safe custody	59

121.	Application of seals	59

DIVIDENDS AND OTHER PAYMENTS		59

122.	Declaration of dividends	59

123.	Interim and other dividends	59

124.	Entitlement to dividends	60

125.	Method of payment	60

126.	Dividends not to bear interest	62

127.	Calls or debts may be deducted from dividends etc.	62

128.	Unclaimed dividends etc.	62

129.	Uncashed dividends	62

130.	Payment of dividends in specie	63

131.	Payment of scrip dividends	63

132.	Board powers to carry profits to reserve and to carry forward profits	65

133.	Capitalisation of profits	66

134.	Record dates	67

ACCOUNTS		67

135.	Keeping and inspection of accounts	67

136.	Accounts to be sent to members etc.	67

137.	Appointment of auditors	68

NOTICES AND COMMUNICATIONS		68

138.	Form of notices and communications by the Company	68

139.	Notice by advertisement	68

140.	Deemed delivery of notices, documents and information	69

141.	Notice binding on transferees etc.	69

142.	Notice in case of joint holders and entitlement by transmission	69

143.	Members not entitled to notices, documents and information	70

MISCELLANEOUS		70

144.	Destruction of documents	70

145.	Winding up	71

146.	Indemnity of officers, funding directors’ defence costs and power to purchase insurance	71

Company No. 48839

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BARCLAYS PLC

PRELIMINARY

1.	INTERPRETATION

1.1	In these articles, unless the context otherwise requires:

“Act” means the Companies Act 2006;

“articles” means these articles of association as altered from time to time;

“auditors” means the auditors from time to time of the Company;

“board” means the board of directors from time to time of the Company or the directors present at a duly convened meeting of the directors at which a quorum is present;

“business day” means a day (not being a Saturday or Sunday) on which clearing banks are open for business in London;

“cash memorandum account” an account so designated by the Operator of the relevant system concerned;

“certificated” means, in relation to a share, a share which is not in uncertificated form;

“chair” means the chair for the time being of the board;

“clear days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“company” includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Act;

“default shares” has the meaning given to it in article 70.1;

“director” means a director of the Company;

“electronic platform” means any form of electronic platform and includes, without limitation, website addresses, application technology, conference call systems and other forms of electronic communications technology;

“entitled by transmission” means, in relation to a share, entitled as a consequence of the death or bankruptcy of a member, or as a result of another event giving rise to a transmission of entitlement by operation of law;

“executed” includes, in relation to a document, execution under hand or under seal or by any other method permitted by law;

“FCA” means the Financial Conduct Authority or its successors from time to time;

“FSMA” means the Financial Services and Markets Act 2000;

“group” means the Company and its subsidiary undertakings;

“holder” means, in relation to a share, the member whose name is entered in the register as the holder of that share;

“hybrid meeting” means a general meeting hosted on an electronic platform, where that meeting is physically hosted at a specific location simultaneously;

“in writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise;

“Listing Rules” means the listing rules made by the FCA under Part VI of FSMA;

“London Stock Exchange” means London Stock Exchange plc or any other body which assumes the functions of that company as its successor;

“member” means a member of the Company;

“office” means the registered office for the time being of the Company;

“ordinary shares” means the ordinary shares of £0.25 each in the capital of the Company;

“paid”, “paid up” and “paid-up” mean paid or credited as paid;

“PRA” means the Prudential Regulation Authority or its successors from time to time;

“qualifying person” means an individual who is a member of the Company, a person authorised under section 323 of the Act to act as the representative of a corporation in relation to a meeting or a person appointed as proxy of a member in relation to the meeting;

“register” means the register of members of the Company kept pursuant to section 113 of the Act or the issuer register of members and Operator register of members maintained pursuant to Regulation 20 of the Uncertificated Securities Regulations 2001 and, where the context requires, any register maintained by the Company or the Operator of persons holding any renounceable right of allotment of a share;

“retiring directors” has the meaning given to it in article 80.2.2;

“seal” means the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Act;

“secretary” means the secretary of the Company and includes any joint, assistant or deputy secretary and a person appointed by the board to perform the duties of the secretary;

“Transparency Rules” means the disclosure guidance and transparency rules made by the FCA under Part VI of FSMA;

“uncertificated proxy instruction” means an instruction or notification sent by means of a relevant system and received by such participant in that system acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the relevant system concerned);

“Uncertificated Securities Regulations” means the Uncertificated Securities Regulations 2001, as amended from time to time, including any provisions of or under the Act which alter or replace such regulations;

“uncertificated” means, in relation to a share, a share title to which is recorded in the register as being held in uncertificated form and title to which, by virtue of the Uncertificated Securities Regulations, may be transferred by means of a relevant system; and

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

The expressions “issuer register of members”, “Operator”, “Operator-instruction”, “Operator register of members”, “participating issuer”, “participating security” and “relevant system” have the same meaning as in the Uncertificated Securities Regulations.

1.2

Unless the context otherwise requires, words and expressions to which a particular meaning is given by the Act, as in force when the articles are adopted, shall have the same meaning in the articles, except where the word or expression is otherwise defined in the articles.

1.3

All references in the articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations. The giving of such instructions shall be subject to:

1.3.1	the facilities and requirements of the relevant system;

1.3.2	the Uncertificated Securities Regulations; and

1.3.3	the extent to which such instructions are permitted by or practicable under the rules and practices from time to time of the Operator of the relevant system.

1.4	Where an ordinary resolution of the Company is expressed to be required for any purpose, a special resolution is also effective for that purpose.

1.5	References to a “meeting” shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

1.6

References to a person being “present” at or “attending” a general meeting means, for the purposes of physical meetings, present in person or, for the purposes of a hybrid meeting, present in person or by means of an electronic platform.

1.7

References to a person’s “participation” in the business of any general meeting include without limitation and as relevant the right (including, in the case of a corporation, through a duly appointed representative) to speak, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by the Act or the articles to be made available at the meeting and “participate” and “participating” shall be construed accordingly.

1.8	References to “speak”, “hear” and “be heard” shall be interpreted in accordance with article 49.3.

1.9

The ejusdem generis principle of construction shall not apply. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words.

1.10	The headings in the articles do not affect the interpretation of the articles.

1.11	References to a “debenture” include debenture stock.

1.12

References to any statutory provision or statute include all modifications thereto and all re-enactments thereof (with or without modification) and all subordinate legislation made thereunder in each case for the time being in force. This article does not affect the interpretation of article 1.2.

2.	MODEL ARTICLES OR REGULATIONS NOT TO APPLY

No model articles or regulations contained in any statute or subordinate legislation including the regulations contained in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 or the model articles contained in the schedule to the Companies (Model Articles) Regulations 2008 apply to the Company.

LIABILITY OF MEMBERS

3.	LIMITED LIABILITY

The liability of the members of the Company is limited to the amount, if any, unpaid on the shares held by them.

SHARE CAPITAL

4.	PREFERENCE SHARES

4.1	Issue

Preference shares may be issued from time to time in one or more series with such rights, and subject to such restrictions and limitations, as the board may determine in the board resolution approving the issue thereof and so that preference shares may be issued in one or more separate series in each case having attached thereto rights, limitations and restrictions which either are identical (save as to the date from which such preference shares rank for dividend) with the rights, limitations and restrictions attached to any other series of preference shares or are different in any respect from the rights, limitations and restrictions attached to any such other series. Each series of preference shares shall be designated in such manner as may be so determined by the board, and it does not have to make changes to these articles to do this. The terms of any series of preference shares can be set out in language which reflects the substance, rather than the language, of these articles.

4.2	Distributions

Without prejudice to article 4.9 and save as the board may determine, prior to the issue thereof, each series of preference shares shall rank, in regard to participation in profits, in priority to the payment of any dividend to the holders of ordinary shares and in priority to or pari passu with any other class of shares in the Company (except shares which by their terms rank in priority to the preference shares of the relevant series as regards participation in profits). Profits of the Company available for distribution and permitted by law to be distributed will be applied in paying to holders of preference shares of each series a preferential dividend (“preference dividend”) payable in such currency at such rates (whether fixed or calculated by reference to or in accordance with a specified procedure or mechanism), on such dates and on such other terms as may be determined by the board prior to allotment thereof.

4.3	Non-payment of dividends

All or any of the following provisions shall apply in relation to any series of preference shares if so determined by the board prior to the allotment thereof:

4.3.1

If, on any date (the “dividend payment date”), a preference dividend is to be paid but the board considers that distributable profits of the Company available for distribution are insufficient (after payment in full, or the setting aside of a sum to enable the payment in full, of dividends expressed to be payable on the relevant dividend payment date on any class of shares in the capital of the Company ranking pari passu with or in priority to the relevant series of preference shares as regards participation in the profits of Company, and after payment in full, or the setting aside of a sum to enable the payment in full, of all dividends expressed to be payable on a date earlier than the relevant dividend payment date on any class of shares in the capital of the Company that ranks pari passu with or in priority to the relevant series of preference shares in such regard and carries cumulative rights to dividends), then (subject to article 4.3.2) preference dividends shall be paid to the extent of the distributable profits on a pro rata basis so that:

(a)	the aggregate amount of preference dividends payable on the relevant series of preference shares; and

(b)

the aggregate amount of all dividends which are payable on such date on each other class of shares whose rights state that they rank equally with the relevant series of preference shares with respect to sharing in profits; and

(c)

the aggregate amount of dividends paid or set aside for payment on such date on each other class of shares ranking pari passu with the relevant series of preference shares in such regard and carrying cumulative rights to dividends, on which dividends were expressed to be payable before such date, will bear to each other the same ratio as the full amounts of dividends:

(i)	expressed to be payable in aggregate on the relevant series of preference shares on such date;

(ii)	expressed to be payable in aggregate on each such other pari passu ranking class of shares on which dividends are expressed to be payable on such date; and

(iii)

paid, or set aside for payment of, in aggregate on each such other pari passu ranking class of shares carrying cumulative rights to dividends in respect of dividends expressed to be payable before such date, bear to each other.

4.3.2

If it turns out that any such preference dividend should not have been paid, either in whole or in part, as set out in article 4.3.1, then provided the board has acted in good faith, neither it (nor any director) nor the Company shall incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made.

4.3.3

Notwithstanding article 4.3.1, on any dividend payment date, the board may, at its discretion, determine that the preference dividend which would otherwise be payable may either not be payable at all or only payable in part.

4.3.4

If a preference dividend on any preference share of any series is not paid, or is paid only in part, pursuant to article 4.3.1 or 4.3.3, the holders of those preference shares who did not receive a preference dividend in whole or in part shall have no claim in respect of such non-payment or non-payment in part, as applicable. The Company shall have no obligation to pay the preference dividend accrued for the relevant dividend period or to pay interest thereon, whether or not preference dividends are paid on any preference shares of any series for any future dividend period.

4.3.5

If the board considers that paying all or any part of any preference dividend on any preference shares of any series would result in a breach of the capital adequacy requirements of the PRA which apply to the Company and/or any of its subsidiaries, none of the part of that preference dividend which would result in a breach of the capital adequacy requirements of the PRA will be paid, unless the PRA otherwise agrees.

4.3.6

If, in respect of preference shares of any series, any preference dividend is not paid in full on a dividend payment date (the “relevant dividend payment date”) (or a sum is not set aside to provide for its payment in full), the dividend restriction shall apply. The “dividend restriction” means that neither the Company nor Barclays Bank PLC may (a) pay a dividend (other than payment by the Company of a final dividend declared by its shareholders prior to the relevant dividend payment date, or a dividend paid by Barclays Bank PLC to the Company or to another wholly-owned subsidiary of the Company) on any of their respective ordinary shares, other preference shares or other share capital ranking pari passu with or junior to the relevant series of preference shares in respect to dividend payments and rights in liquidation or (b) redeem, purchase, reduce or otherwise acquire any of their respective ordinary shares, preference shares or other share capital, other than shares of Barclays Bank PLC held by the Company or by a wholly-owned subsidiary of the Company (or set aside any sum or establish any sinking fund for the redemption, purchase or other acquisition thereof), until the earlier of (1) the dividend payment date on which the Company next pays (or sets aside a sum to provide for the payment of) a preference dividend in full on the relevant series of preference shares and (2) the date on or by which all of the preference shares of the relevant series of preference shares are either redeemed in full or purchased by or for the account of the Company, in each case in accordance with these articles and the terms of preference shares of the relevant series of preference shares.

4.4	Rights on a winding-up etc.

In the event of a winding-up or any other return of capital by way of reduction of capital (other than, unless provided by their terms of issue, a redemption or purchase by the Company of any of its issued shares, or a reduction of share capital, permitted by these articles and under applicable law), the assets of the Company available for distribution among the members shall be applied in paying to holders of any series of preference shares pari passu in proportion to the amounts paid up or credited as paid up on the preference shares in priority to any payment to the holders of ordinary shares and any other class of shares in the capital of the Company then in issue ranking junior to the relevant series of preference shares and pari passu on such a return of capital with the holders of any other class of preference shares in the capital of the Company then in issue (other than any class of shares in the capital of the Company then in issue ranking in priority to the relevant series of preference shares on such return of capital) an amount per preference share equal to the aggregate of:

4.4.1	the amount paid up or treated as paid up in respect of the nominal value of the preference share;

4.4.2	any premium which was paid or treated as paid when the preference share was issued;

4.4.3	the preference dividend accrued thereon for the then current dividend period to the date of the commencement of the winding-up or other such return of capital; and

4.4.4

an amount equal to any dividend that has been resolved to be paid on or after the date of commencement of the winding-up or return of capital but which is payable in respect of a dividend period ending on or before such date.

Holders of preference shares of any series shall not be entitled to participate further in the assets of the Company available for distribution among the members.

4.5	Redemption

Save as may otherwise be prescribed by the board in regard to any series of preference shares prior to allotment thereof, the preference shares shall, subject to the statutes at the time of allotment, be redeemable at the option of the Company, and shall be governed by the following provisions as to redemption:

4.5.1

the Company may, subject to the Act, to these articles and to giving one month’s prior written notice to the PRA (if required), redeem all or some only of any series of preference shares on the relevant redemption date and on any dividend payment date thereafter. The expression “redemption date” means, in relation to any series of preference shares, any date which falls not less than five years after the date (the “issue date”) when such series of preference shares was first issued;

4.5.2

subject as mentioned in article 4.5.1, there shall be paid on each preference share so redeemed, in whatever currency the board decides prior to the allotment of the relevant series thereof, the aggregate of the nominal amount thereof, any premium credited as paid up upon such preference share and the preference dividend accrued thereon for the then current dividend period to the date fixed for redemption but only to the extent that any such amount was, or would have been, payable as a cash dividend in accordance with or pursuant to article 4.2 and article 4.3;

4.5.3	redemption is effected by giving to the holders of the preference shares to be redeemed not less than 30 nor more than 60 days’ notice (a “redemption notice”). The redemption notice shall state:

(a)	the particular series of preference shares to be redeemed;

(b)	the applicable redemption date;

(c)

the redemption price (specifying details of the amount of any preference dividend accrued and unpaid to be included therein and stating that preference dividends on the preference shares to be redeemed will cease to accrue on redemption);

(d)	the place or places at which documents of title in respect of such preference shares are to be presented and surrendered for redemption; and

(e)	the procedure for redeeming registered preference shares.

If only some of the preference shares are to be redeemed, the board shall for the purpose of ascertaining the preference shares to be redeemed cause a drawing to be made at the office (or at such other place as the board decides) in the presence of a representative of the auditors;

4.5.4

the provisions of this article and the following articles 4.5.5 to 4.5.13 shall have effect in relation to preference shares of any series for the time being issued and outstanding in registered form (“registered preference shares”) and represented by certificates (“certificates”);

4.5.5

payment in respect of the amount due on redemption of a registered preference share shall be made (a) in the case of euro preference shares by euro cheque drawn on a branch of a bank in London or the Euro-zone (as the case may be); (b) in the case of dollar preference shares by dollar cheque drawn on a branch of a bank in London or New York (as the case may be); (c) in the case of sterling preference shares by pounds sterling cheque drawn on a branch of a bank in London; and (d) in the case of yen preference shares by yen cheque drawn on a branch of a bank in London or Tokyo (as the case may be) or, upon the request of the holder or joint holders not later than the date specified for the purpose in the notice of redemption, by transfer to (a) in the case of euro preference shares, a euro account maintained by the payee with a branch of a bank in London or the Euro-zone (as the case may be); (b) in the case of dollar preference shares, a dollar account maintained by the payee with a branch of a bank in London or New York (as the case may be); (c) in the case of sterling preference shares, a pounds sterling account maintained by the payee with a branch of a bank in London; and (d) in the case of yen preference shares, a yen account maintained by the payee with a branch of a bank in London or Tokyo (as the case may be). Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the redemption notice;

4.5.6	all payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws and other regulations;

4.5.7

as from the relevant redemption date the dividend on the preference shares due for redemption shall cease to accrue except on any such preference share in respect of which, upon the due surrender of the certificate in accordance with article 4.5.5, payment of the redemption moneys due on such redemption date shall be improperly withheld or refused in which case the said dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant redemption date to the date of payment of such redemption moneys. Such preference shares shall not be treated as having been redeemed until the redemption moneys in question, together with the accrued dividend thereon, shall have been paid;

4.5.8

if the due date for the payment of the redemption moneys on any euro preference share is not a day (other than a Saturday or Sunday) on which (1) banks in London are open for business (2) foreign exchange dealings may be conducted in euro and (3) the Trans-European Automated Real Time Gross Settlement Express Transfer System (TARGET2) (or any successor thereto determined by the Company) is open (a “euro business day”), then payment of such moneys will be made on the next succeeding day which is a euro business day (and without any interest or other payment in respect of such delay);

4.5.9

if the due date for the payment of the redemption moneys on any dollar preference share is not a day (other than a Saturday or Sunday) on which (1) banks in New York or London are open for business or (2) foreign exchange dealings may be conducted in dollars (a “dollar business day”), then payment of such moneys will be made on the next succeeding day which is a dollar business day (and without any interest or other payment in respect of such delay);

4.5.10

if the due date for the payment of the redemption moneys on any sterling preference share is not a day (other than a Saturday or Sunday) on which banks in London are open for business (a “London business day”), then payment of such moneys will be made on the next succeeding day which is a London business day (and without any interest or other payment in respect of such delay);

4.5.11

if the due date for the payment of the redemption moneys on any yen preference share is not a day (other than a Saturday or Sunday) on which (1) banks in Tokyo or London are open for business or (2) foreign exchange dealings may be conducted in yen (a “Tokyo business day”), then payment of such moneys will be made on the next succeeding day which is a Tokyo business day (and without any interest or other payment in respect of such delay);

4.5.12

the receipt of the holder for the time being of any registered preference share (or in the case of joint holders the receipt of any of them), in respect of the moneys payable on redemption of the registered preference share, shall constitute an absolute discharge to the Company; and

4.5.13

upon the redemption or purchase of any class of preference shares the Company may, if determined by the board, convert the unissued preference shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the Company is or may at any time be divided of the same nominal amount and denominated in the same currency as such class of preference shares or into unclassified shares of the same nominal amount and in the same currency as such class of preference shares.

4.6	Purchases

The Company may at any time purchase, or cause to be purchased for its account, all or any of any series of preference shares, subject to the provisions of the Act, these articles and all other applicable rules and regulations and subject to the consent of or prior notification to the PRA (if required), at any price. The Company shall not be required to select the preference shares to be purchased rateably or in any other particular manner as between the holders of any series of preference shares or as between them and the holders of shares of any other class of shares or in accordance with the rights as to dividends or capital conferred by any class of shares.

4.7	Form of Transfer

4.7.1	Title to any preference share in registered form will pass by transfer and registration on the register for such preference shares.

4.7.2

The persons (if any) in whose names any preference shares are for the time being registered, shall (to the fullest extent permitted by applicable law) be deemed to be, and shall be treated as, the holders and absolute owners of the relevant preference shares for the purpose of receiving payment in respect thereof and for all other purposes (notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft thereof or any trust or other interest therein), whether or not any payment in respect of the preference shares shall be overdue.

4.7.3

Each exchange or registration of transfer of preference shares in registered form will, subject to and in accordance with these articles, be effected by entry on the register for such preference shares kept by the Company’s registrar at its office in the United Kingdom. No fee shall be charged on the registration of any instrument of transfer or other instrument relating to or affecting the title to the preference shares, but the person requesting such registration will be required to pay any related taxes, stamp duties or other governmental charges.

4.8	Voting at general meetings of the Company

The holders of any series of preference shares shall not be entitled to receive notice of, or attend or vote at, any general meeting of the Company.

4.9	Variations of rights and further issues

4.9.1

The Company may at any time or from time to time, without the consent or sanction of the holders of preference shares of any series, create and issue further preference shares or other share capital (“further shares”) of one or more series ranking as regards participation in the profits and assets of the Company pari passu with, or junior to, the preference shares, but not (other than on a redemption or purchase by the Company of any such shares, or a reduction of share capital, permitted by these articles and under applicable law) in priority thereto unless the holders of each class of preference shares to which such shares are to rank in priority have so sanctioned or consented thereto in accordance with article 8, and so that, save as aforesaid, the further shares of any series may either carry rights identical in all respects (except as regards the date from which such shares rank for dividend) with the preference shares of any series or carry rights differing therefrom in any respect including, but without limitation, in that:

(a)	the rate and/or basis of calculating dividends may differ and the dividend may be cumulative or non-cumulative;

(b)	such shares may rank for dividends as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

(c)	such shares may be denominated in any currency or, if permitted by law, any basket of currencies;

(d)	a premium may be payable on return of capital or there may be no such premium;

(e)	such shares may be redeemable at the option of the Company or may be non-redeemable;

(f)	different or no restrictions may apply in the event a dividend is not paid on such shares on a scheduled dividend payment date therefor; and

(g)

such shares may be convertible into ordinary shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or junior to any class of the sterling preference shares, dollar preference shares, euro preference shares or yen preference shares, in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

4.9.2

Subject to legislation in force at the relevant time, a series of preference shares shall have such rights to share in the profits and assets of the Company and such other rights as the board shall decide to give it before the preference shares of that series are first allotted but any such decision shall be without prejudice to any preference shares then in issue and no such decision shall vary or abrogate all or any of the rights, preferences, privileges, limitations or restrictions attaching to those preference shares then in issue without such consent to the variation or abrogation as is required by these articles.

4.10	Substitution

The Company may at any time or from time to time, without the consent or sanction of the holders of preference shares of any series create and issue further preference shares of one or more series which provide for the Company to substitute or exchange such further preference shares in whole, but not in part, with other instruments in an equivalent nominal face amount to the aggregate liquidation preference of such preference shares, at any time without any requirement for consent or approval of the holders of the further preference shares. Upon such substitution, the proceeds of redemption of the preference shares would be mandatorily applied to the subscription or purchase of the instruments so issued. The board may determine on issue of any series of preference shares the method of substitution and the terms of the instrument that will be issued in substitution for such preference shares.

4.11	Other Terms

The board may decide any other terms and conditions of issue of a series of preference shares whatsoever.

4.12	Definitions

For the purposes of this article:

4.12.1	“dividend period” means the period from and including a dividend payment date (or the issue date) to but not including the next succeeding dividend payment date;

4.12.2

“dollar preference shares” means the preference shares of US$0.25 each in the capital of the Company referred to in article 4 or, as the case may require, the number thereof for the time being in issue and the preference shares of US$100 each in the capital of the Company referred to in article 4 or, as the case may require, the number thereof for the time being in issue;

4.12.3	“euro preference shares” means the preference shares of €100 each in the capital of the Company referred to in article 4 or, as the case may require, the number thereof for the time being in issue;

4.12.4	“Euro-zone” means the region comprised of member states of the European Union which adopt the Euro in accordance with the Treaty establishing the European Community, as amended from time to time;

4.12.5	“preference shares” means the dollar preference shares, euro preference shares, sterling preference shares or yen preference shares, as the case may be;

4.12.6

“sterling preference shares” means the preference shares of £100 each in the capital of the Company referred to in article 4 or, as the case may require, the number thereof for the time being in issue;

4.12.7	“yen preference shares” means the preference shares of ¥10,000 each in the capital of the Company referred to in article 4 or, as the case may require, the number thereof for the time being in issue;

4.12.8	references to “US$”, “dollars” and “cents” are references to the lawful currency for the time being of the United States of America;

4.12.9

references to “€” and “euro” are references to the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended from time to time;

4.12.10	references to “£” and “sterling” are references to the lawful currency for the time being of the United Kingdom; and

4.12.11	references to “yen”, “¥” and “JPY” are references to the lawful currency of Japan.

5.	ALLOTMENT AND PRE-EMPTION

5.1

Subject to the Act and relevant authority given by the Company in general meeting, the board has general and unconditional authority to allot, grant options over, or otherwise dispose of, unissued shares of the Company or rights to subscribe for or convert any security into shares, to such persons, at such times and on such terms as the board may decide, except that no share may be issued at a discount.

5.2

The board may at any time after the allotment of a share, but before a person has been entered in the register as the holder of the share, recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the board thinks fit. In this article “allottee” includes a provisional allottee and any person in whose favour an allotment has been previously renounced.

6.	POWER TO ISSUE DIFFERENT CLASSES OF SHARES

6.1

Subject to the Act and to the rights attached to existing shares, new shares may be issued with, or have attached to them, such rights or restrictions as either the Company may by ordinary resolution decide, or, if no such resolution is passed or so far as any pertinent resolution does not make specific provision, as the board may decide.

6.2

Subject to the Act and to the rights attached to existing shares, shares may be issued on terms that they are to be redeemed or, at the option of the Company or the holder, are liable to be redeemed, and the directors may determine the terms, conditions and manner of redemption of any such shares.

7.	RIGHTS AND RESTRICTIONS ATTACHING TO SHARES

If rights and restrictions attaching to shares are determined by ordinary resolution or by the directors pursuant to article 6, those rights and restrictions shall apply in place of any rights or restrictions that would otherwise apply by virtue of the Act in the absence of any provisions in the articles, as if those rights and restrictions were set out in the articles.

8.	VARIATION OF RIGHTS

8.1

Subject to the Act, the rights attached to a class of shares may be varied or abrogated (whether or not the Company is being wound up) either with the consent in writing of the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any share of that class held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class validly held in accordance with article 69 and other relevant provisions of the articles.

8.2

The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Act.

9.	FINANCIAL ASSISTANCE FOR THE ACQUISITION OF THE COMPANY’S SHARES

Save to the extent prohibited by the Act or otherwise by law, the Company shall be entitled, subject to and in accordance with the provisions of the Act, to give financial assistance directly or indirectly for the purpose of the acquisition or proposed acquisition of any shares in the Company or any company of which it is a subsidiary or for the purpose of reducing or discharging any liability incurred by any person for the purpose of acquiring any shares in the Company or any company of which it is a subsidiary.

10.	COMMISSION

The Company may exercise all the powers conferred or permitted by the Act of paying commission or brokerage. Subject to the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

11.	TRUSTS NOT RECOGNISED

Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not recognise a person as holding a share on trust and shall not be bound by or otherwise compelled to recognise (even if it has notice of it) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or any other right in respect of any share, other than an absolute right in the holder to the whole of the share.

12.	UNCERTIFICATED SHARES

12.1

Subject to the Act and to the Uncertificated Securities Regulations, the board has the power to resolve that a class of shares shall become a participating security and/or that a class of shares shall cease to be a participating security.

12.2	Uncertificated shares of a class are not to be regarded as forming a separate class from certificated shares of that class.

12.3

A member may, in accordance with the Uncertificated Securities Regulations, change a share of a class which is a participating security from a certificated share to an uncertificated share and from an uncertificated share to a certificated share.

12.4

The Company may give notice to a member requiring the member to change uncertificated shares to certificated shares by the time stated in the notice. The notice may also state that the member may not change certificated shares to uncertificated shares. If the member does not comply with the notice, the board may authorise a person to change the uncertificated shares to certificated shares in the name and on behalf of the member.

12.5	While a class of shares is a participating security, the articles only apply to an uncertificated share of that class to the extent that they are consistent with:

12.5.1	the holding of shares of that class in uncertificated form;

12.5.2	the transfer of title to shares of that class by means of a relevant system; and

12.5.3	the Uncertificated Securities Regulations.

12.6

If, under these articles or the Act, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these articles and the Act, such entitlement shall include the right of the board to:

12.6.1

appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and

12.6.2

take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

12.7

The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption; in particular, any provision of these articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

SHARE CERTIFICATES

13.	RIGHT TO CERTIFICATE

13.1

A person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the register as a holder of a certificated share is entitled, without charge, to receive within two months of allotment or lodgement with the Company of a transfer to him/her of those shares or within two months after the relevant Operator instruction is received by the Company (or within any other period as the terms of issue of the shares provide) one certificate for all the certificated shares of a class registered in his/her name or, in the case of certificated shares of more than one class being registered in his/her name, to a separate certificate for each class of shares.

13.2	Where a member transfers part of his/her shares comprised in a certificate he/she is entitled, without charge, to one certificate for the balance of certificated shares retained by him/her.

13.3

Delivery of a certificate to the broker or agent acting in regard to the purchase or transfer of shares to which it relates shall be sufficient delivery to the purchaser or the transferee as the case may be. Every certificate despatched by the Company shall be sent at the risk of the person entitled thereto.

13.4

The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

13.5

A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares and shall otherwise comply with the requirements of the FCA. It shall be issued under the seal, which may be affixed to or printed on it, or in such other manner as the board may approve, or signed by a director and the secretary or by two directors, having regard to the terms of allotment or issue of the shares. No certificate shall be issued representing shares of more than one class.

14.	REPLACEMENT CERTIFICATES

14.1

Where a member holds two or more certificates for shares of one class, the board may at his/her request, on surrender of the original certificates, cancel the certificates and issue a single replacement certificate for certificated shares of that class, subject, if the board so requires, to payment of the reasonable out of pocket expenses of the Company in providing the replacement certificate.

14.2

At the request of a member, the board may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the member may specify), on surrender of the original certificate and on payment of such reasonable sum as the secretary may decide.

14.3

Where a certificate is damaged, defaced or worn out, the board may require the certificate to be delivered to it before issuing a replacement and cancelling the original. If a certificate is lost or destroyed, the board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity and to payment of any exceptional out-of-pocket expenses incurred by the Company in connection with the request as the secretary may think fit but without any further or other charge.

LIEN

15.	COMPANY’S LIEN ON SHARES NOT FULLY PAID

15.1

The Company has a first and paramount lien on all partly paid shares for all moneys (including any premium at which it was issued) (whether presently payable or not) payable at a fixed time or called in respect of that share. The Company also has a first and paramount lien on all partly paid shares standing registered in the name of a single member for all the debts and liabilities of such member or his/her estate to the Company. Such liens of the Company apply whether before or after notice is given to the Company of any equitable or other interest of any person other than the holder or holders of such share, whether the time for payment or discharge of the same has arrived or not and notwithstanding that the same are joint debts or liabilities of such holder or his/her estate and any other person whether a member of the Company or not. The Company’s lien, if any, on a share shall extend to all dividends or other moneys payable thereon or in respect thereof (including if the lien is enforced and the share is sold by the Company the proceeds of sale of that share).

15.2

The board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this article. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company’s lien (if any) on that share.

16.	ENFORCEMENT OF LIEN BY SALE

16.1	For the purpose of enforcing the lien referred to in article 15, the board may sell shares subject to the lien in such manner as it may decide provided that:

16.1.1	the due date for payment of the relevant amounts has arrived; and

16.1.2

the board has served a written notice on the member concerned (or on any person entitled by transmission to the shares) stating the amounts due, demanding payment thereof and giving notice that if payment has not been made within 14 clear days after the service of the notice that the Company intends to sell the shares.

16.2

To give effect to a sale, the board may authorise a person to transfer the shares in the name and on behalf of the holder (or any person entitled by transmission to the shares), or to cause the transfer of such shares, to the purchaser or his/her nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale.

17.	APPLICATION OF PROCEEDS OF SALE

The net proceeds of a sale effected under article 16, after payment of the Company’s costs of the sale, shall be applied in or towards satisfaction of the amount in respect of which the lien exists. Any residue shall (on surrender to the Company for cancellation of any certificate for the shares sold, or the provision of an indemnity as to any lost or destroyed certificate required by the board and subject to a like lien for amounts not presently payable as existed on the shares before the sale) be paid to the member (or person entitled by transmission to the shares) immediately before the sale.

CALLS ON SHARES

18.	CALLS

The board may make calls on members in respect of amounts unpaid on the shares held by them respectively (whether in respect of the nominal value or a premium) and not by the terms of issue thereof made payable on a fixed date. Each member shall (on receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company at the time and place specified, the amount called as required by the notice. A call may be made payable by instalments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the board may decide. A call is deemed made at the time when the resolution of the board authorising it is passed or such later time as the board may decide. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable for payment of all calls and other monies payable in respect of that share.

19.	POWER TO DIFFERENTIATE

The board may make arrangements on the allotment or, subject to the terms of the allotment, on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of a call on their shares.

20.	INTEREST ON CALLS

If the whole of the amount called on any share or any money payable on a share under the terms of allotment is not paid on or before the date fixed for payment, the person from whom it is payable shall pay interest on the unpaid amount. This interest will run from the day the unpaid amount is due until the day it has been paid. The interest rate may be fixed by the terms of allotment or issue of the share or, if no rate is fixed, at such rate (not exceeding 20 per cent. per annum) as the board may decide. The board may waive payment of the interest in whole or in part.

21.	PAYMENT IN ADVANCE

The board may, if it thinks fit, receive from a member all or part of the amounts uncalled and unpaid on shares held by him/her. A payment in advance of calls extinguishes to the extent of the payment the liability of the member on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate (not exceeding 20 per cent. per annum) as the board may decide.

22.	AMOUNTS DUE ON ALLOTMENT OR ISSUE TREATED AS CALLS

An amount (whether in respect of nominal value or a premium) which by the terms of issue of a share becomes payable on allotment or issue or on a fixed date shall be deemed to be a call. In case of non-payment, the provisions of these articles as to payment of interest, forfeiture or otherwise apply as if that amount had become payable by virtue of a call.

FORFEITURE

23.	NOTICE IF CALL NOT PAID

If a member fails to pay the whole of a call or an instalment of a call by the date fixed for payment, the Company may serve notice on the member or on a person entitled by transmission to the share in respect of which the call was made demanding payment of the unpaid amount, on a date not less than 14 clear days from the date of the notice, together with any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non-payment. The notice shall state:

(a)	the place where payment is to be made; and

(b)	that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.

24.	FORFEITURE FOR NON-COMPLIANCE

If the notice referred to in article 23 is not complied with, a share in respect of which it is given may, at any time before the payment required by the notice (including interest, costs, charges and expenses) has been made, be forfeited by a resolution of the board. All dividends declared or other amounts due in respect of the forfeited share and not paid before the forfeiture shall also be forfeited.

25.	NOTICE AFTER FORFEITURE

When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share but no forfeiture is invalidated by an omission to give such notice. An entry of the fact and date of forfeiture shall be made in the register. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry as aforesaid.

26.	DISPOSAL OF FORFEITED SHARES

26.1

A forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture the holder thereof or to another person, on such terms and in such manner as the board may decide. The board may, if necessary, authorise a person to transfer a forfeited share to a new holder. The Company may receive the consideration (if any) for the share on its disposal and may register or cause the registration of the transferee as the holder of the share.

26.2	The board may before a forfeited share has been sold, re-allotted or otherwise disposed of annul the forfeiture on such conditions as it thinks fit.

26.3

A statutory declaration that the declarant is a director or the secretary and that a share has been forfeited or sold to satisfy a lien of the Company on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the transfer of the share) constitutes good title to the share and the person to whom the share is sold, re-allotted or disposed of will be registered as the holder of the share and will be discharged from all calls, interest and expenses (if any) in connection with the share made or incurred prior to such sale, re-allotment or disposal and is not bound to see to the application of the consideration (if any). His/her title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

27.	ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

A person whose share has been forfeited ceases on forfeiture to be a member in respect thereof and if that share is in certificated form, shall surrender to the Company for cancellation any certificate for the forfeited share. A person remains liable to pay all calls, interest, costs, charges and expenses owing in respect of such share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment or issue of such share or, if no rate is fixed, at such rate (not exceeding 20 per cent. per annum) as the board may decide. The board may if it thinks fit enforce payment without allowance for the value of such share at the time of forfeiture or for any consideration received on its disposal.

28.	SURRENDER

The board may accept the surrender of a share liable to be forfeited and in that case references in the articles to forfeiture include surrender.

UNTRACED SHAREHOLDERS

29.	POWER OF SALE

29.1	The Company may sell the share of a member or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:

29.1.1

during a period of not less than six years before the sending of the notices referred to in article 29.1.3 (the “relevant period”) at least three cash dividends (whether interim or final) have become payable in respect of the share;

29.1.2

throughout the relevant period no cheque, warrant or money order payable on the share has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank of the relevant cheque, warrant or money order, no payment made by the Company by any other means permitted by article 125.1 has been claimed or accepted and, so far as any director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

29.1.3

on expiry of the relevant period the Company has sent a notice either in hard copy form to the last known physical address or in electronic form to the last known email address that the Company has for the holder of, or person entitled by transmission to, the share shown in the register giving notice of the Company’s intention to sell the relevant shares. Before sending such notice, the Company must have used reasonable efforts to trace the relevant holder, engaging, if the Company considers appropriate (in its sole discretion), a professional asset reunification company or other tracing agent; and

29.1.4

the Company has not, so far as the board is aware, during a further period of three months after the sending of the notice referred to in article 29.1.3 and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.

29.2

Where a power of sale is exercisable over a share pursuant to article 29.1 (a “Sale Share”), the Company may at the same time also sell any additional share issued in right of such Sale Share or in right of such an additional share previously so issued provided that the requirements of articles 29.1.2 to 29.1.4 (as if the words “throughout the relevant period” were omitted from article 29.1.2 and the words “on expiry of the relevant period” were omitted from article 29.1.3 of this article) shall have been satisfied in relation to the additional share.

29.3

To give effect to a sale pursuant to articles 29.1 or 29.2, the board may authorise a person to transfer the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his/her nominee and in relation to an uncertificated share may require the Operator to convert the share into certificated form in accordance with the Uncertificated Securities Regulations. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

30.	APPLICATION OF PROCEEDS OF SALE AND DIVIDEND FORFEITURE

30.1	If the Company sells a share in accordance with article 29:

30.1.1

the net proceeds of such sale (after payment of the costs of sale) shall be forfeited by the relevant member of, or other person entitled by transmission to, the share and shall belong to the Company. The Company shall not be liable in any respect, nor be required to account, for such proceeds (or any part thereof) to the former member of, or person entitled by transmission to, the share or any other person previously entitled to the share in question; and

30.1.2

any dividend or other sum that has not been cashed or claimed in respect of such share and that has not already been forfeited under these articles shall be forfeited and shall revert to the Company when the share is sold.

30.2

The Company shall be entitled to use such net proceeds, dividends or other sums referred to in article 30.1 (including any sums earned by investing such amounts) for any purpose(s) and in any manner that the board may from time to time think fit.

TRANSFER OF SHARES

31.	METHOD OF TRANSFER

31.1

A member may transfer all or any of his/her certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the secretary, and the instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

31.2	A member may transfer all or any of his/her uncertificated shares in accordance with the Uncertificated Securities Regulations.

31.3

Subject to the provisions of the Uncertificated Securities Regulations, the transferor of a share is deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it.

32.	RIGHT TO REFUSE REGISTRATION

32.1

Subject to this article and article 70, shares of the Company are free from any restriction on transfer. In exceptional circumstances approved by the FCA, the board may refuse to register a transfer of certificated shares provided that such refusal would not disturb the market in those shares. Subject to the requirements of the Listing Rules, the board may, in its absolute discretion, refuse to register the transfer of a certificated share which is not fully paid or the transfer of a certificated share on which the Company has a lien.

32.2

The board may also, in its absolute discretion, refuse to register the transfer of a certificated share or a renunciation of a renounceable letter of allotment unless all of the following conditions are satisfied:

32.2.1	it is in respect of only one class of shares;

32.2.2	it is in favour of (as the case may be) a single transferee or renouncee or not more than four joint transferees (except in the case of executors or trustees of a member) or renouncees;

32.2.3	it is duly stamped (if required); and

32.2.4

it is delivered for registration to the office or such other place as the secretary may decide, accompanied by the certificate for the shares to which it relates (except in the case of a person to whom the Company is not required by sections 769, 776, 777 or 778 of the Act to issue a certificate, or in the case of a renunciation) and such other evidence as the secretary may reasonably require to prove the title of the transferor or person renouncing and the due execution by him/her of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his/her behalf, the authority of that person to do so.

32.3

If the board refuses to register the transfer of a certificated share it shall, as soon as practicable and in any event within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee together with its reasons for the refusal. An instrument of transfer which the board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. Subject to article 144, the Company may retain all instruments of transfer which are registered.

32.4

In accordance with and subject to the provisions of the Uncertificated Securities Regulations, the Operator of the relevant system shall register a transfer of title to any uncertificated share or any renounceable right of allotment of a share which is a participating security held in uncertificated form unless the Uncertificated Securities Regulations permit the Operator of the relevant system to refuse to register such a transfer in certain circumstances in which case the said Operator may refuse such registration.

32.5

In accordance with the Uncertificated Securities Regulations, if the Operator of the relevant system refuses to register the transfer of an uncertificated share or of any such uncertificated renounceable right of allotment of a share it shall, as soon as practicable and in any event within two months after the date on which the relevant system-member instruction or issuer instruction (as the case may be) was received by the Operator, send notice of the refusal to the relevant system-member or participating issuer (as the case may be).

32.6

In accordance with and subject to the provisions of the Uncertificated Securities Regulations, where title to an uncertificated share is transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, the Company as participating issuer shall register the transfer in accordance with the relevant Operator-instruction, but so that the Company may refuse to register such a transfer in any circumstance permitted by the Uncertificated Securities Regulations.

32.7

In accordance with the Uncertificated Securities Regulations, if the Company as participating issuer refuses to register the transfer of title to an uncertificated share transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, it shall, as soon as practicable and in any event within two months after the date on which the Operator-instruction was received by the Company, send notice of the refusal to the transferee.

33.	FEES ON REGISTRATION

The Company (at its option) may or may not charge a fee for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document or instructions relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register.

TRANSMISSION OF SHARES

34.	ON DEATH

34.1

The Company shall recognise only the personal representative or representatives of a deceased member as having title to a share held by that member alone or to which he/she alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

34.2	Nothing in the articles releases the estate of a deceased member from liability in respect of a share which has been solely or jointly held by him/her.

35.	ELECTION OF PERSON ENTITLED BY TRANSMISSION

35.1

A person becoming entitled by transmission to a share may, on production of such evidence as, subject to the Act, the board may require as to his/her entitlement, elect either to be registered as a member or to have a person nominated by him/her registered as a member.

35.2	If he/she elects to be registered himself/herself, he/she shall give notice to the Company to that effect. If he/she elects to have another person registered, he/she shall:

35.2.1	if it is a certificated share, execute an instrument of transfer of the share to that person; or

35.2.2	if it is an uncertificated share:

(a)	procure that instructions are given by means of a relevant system to effect transfer of the share to that person; or

(b)	change the share to a certificated share and execute an instrument of transfer of the share to that person.

35.3

All the provisions of the articles relating to the transfer of certificated shares apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his/her death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

35.4

The secretary may give notice requiring a person to make the election referred to in article 35.1. If that notice is not complied with within 60 days, the secretary may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

36.	RIGHTS ON TRANSMISSION

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, give a good discharge for dividends and other amounts payable in respect of the share and, subject to articles 35 and 125, has the rights to which he/she would be entitled if he/she were the holder of the share. The person entitled by transmission is not, however, before he/she is registered as the holder of the share entitled in respect of it to receive notice of or exercise rights conferred by membership in relation to meetings of the Company or a separate meeting of the holders of a class of shares.

FRACTIONS OF SHARES

37.	FRACTIONS

37.1

If, as the result of consolidation and division or sub-division of shares, members would become entitled to fractions of a share, the board may on behalf of the members deal with the fractions as it thinks fit. Subject to the Act and to the Uncertificated Securities Regulations, the board may, in effecting divisions and/or consolidations, treat a member’s shares held in certificated form and uncertificated form as separate holdings. In particular, the board may:

37.1.1

sell any shares representing fractions to a person (including, subject to the Act, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or, if the board decides, some or all of the sum raised on a sale may be retained for the benefit of the Company; or

37.1.2

subject to the Act, allot or issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his/her holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be).

37.2

To give effect to a sale pursuant to article 37.1.1 the secretary may arrange for the shares representing the fractions to be entered in the register as certificated shares. The secretary may also authorise a person to transfer the shares to, or to the direction of, the purchaser. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

37.3

If shares are allotted or issued pursuant to article 37.1.2, the amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 133. In relation to the capitalisation the board may exercise all the powers conferred on it by article 132 without an ordinary resolution of the Company.

COMPANY NAME

38.	CHANGE OF COMPANY NAME

Subject to the Act, the board may by resolution change the name of the Company.

GENERAL MEETINGS

39.	ANNUAL GENERAL MEETINGS

Subject to the Act, the Company shall hold an annual general meeting in each period of 6 months beginning with the day following its accounting reference date. Such meetings shall be convened by the board at such time and place as it thinks fit.

40.	CONVENING OF GENERAL MEETINGS BY THE BOARD

40.1	The board may convene a general meeting whenever it thinks fit.

40.2

The board shall determine whether a general meeting is to be held as a physical meeting or a hybrid meeting. The board may decide when and where, including at a physical location and simultaneously on one or more electronic platform(s), to hold a general meeting.

40.3	Nothing in these articles prevents a general meeting being held either as a physical meeting or as a hybrid meeting.

41.	CONVENING OF GENERAL MEETINGS BY REQUIREMENT OF THE MEMBERS

The board, on the requirement of members pursuant to the Act, shall call a general meeting: (i) within 21 days from the date on which the board becomes subject to the requirement; and (ii) to be held on a date not more than 28 days after the date of the notice convening the meeting. At a meeting convened on a requisition or by requisitionists no business may be transacted except that stated by the requisition or proposed by the board. A general meeting may also be convened in accordance with article 95.

42.	LENGTH AND FORM OF NOTICE

42.1	An annual general meeting shall be called by not less than 21 clear days’ notice. Subject to the Act, all other general meetings may be called by not less than 14 clear days’ notice.

42.2

The notice of meeting shall be given to the members (other than any who, under the provisions of the articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the directors and to the auditors.

42.3

The board may determine that persons entitled to receive notices of meeting are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

42.4

The notice of meeting shall also specify a time (which shall not be more than 48 hours (excluding any part of a day that is not a working day) before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

42.5	The notice of a general meeting shall specify the time, date and place and (in the case of a hybrid meeting only) electronic platform(s) of the general meeting.

42.6

The notice shall include details of any arrangements made for the purposes of article 53 (General meetings at more than one place) (making it clear that participation in those arrangements will amount to attendance at the meeting to which the notice relates).

42.7

If the directors determine that a general meeting shall be held as a hybrid meeting, the notice shall specify any access, identification and security arrangements determined in accordance with article 56.4.

43.	OMISSION TO SEND NOTICE

The accidental omission to give notice of a general meeting or to send, supply or make available any document or information relating to the meeting, or the non-receipt of any such notice, document or information by a person entitled to receive any such notice, document or information shall not invalidate the proceedings at that meeting or the adjournment thereof.

44.	POSTPONEMENT OF GENERAL MEETINGS

If the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting at the time, date, place and/or on the electronic platform(s) specified in the notice calling the general meeting, it may move and/or postpone the general meeting to another time, date, place and/or electronic platform(s). The board shall take reasonable steps to ensure that notice of the date, time, place and/or the electronic platform(s) of the moved and/or postponed meeting is provided to any member trying to attend the meeting at the original date, time, place and/or on the electronic platform(s). When a meeting is so moved and/or postponed, notice of the date, time, place and/or the electronic platform(s) of the moved and/or postponed meeting shall be given in such manner as the board may, in its absolute discretion, determine. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The board must take reasonable steps to ensure that members trying to attend the general meeting at the original time, date, place and/or electronic platform(s) are informed of the new arrangements for the general meeting. Proxy forms can be delivered as specified in article 63. Any postponed and/or moved meeting may also be postponed and/or moved under this article.

PROCEEDINGS AT GENERAL MEETINGS

45.	QUORUM

Subject to the Act, the quorum for a general meeting is five qualifying persons present and entitled to vote.

46.	NO BUSINESS TO BE TRANSACTED UNLESS QUORUM PRESENT

No business may be transacted at a general meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chair in accordance with the articles, which shall not be treated as part of the business of the meeting.

47.	PROCEDURE IF QUORUM NOT PRESENT

47.1

If a quorum is not present within fifteen minutes (or such longer time as the chair decides to wait) after the time fixed for the start of the meeting or if there is no longer a quorum present at any time during the meeting, the meeting, if convened by or on the requisition of members, is dissolved. In any other case it stands adjourned to such other day (being not less than 10 nor more than 28 days later) and at such other time, place and/or electronic platform(s) as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been specified, the meeting stands adjourned to such other day (being not less than 10 nor more than 28 days later) and at such other time, place and/or electronic platform(s) as the chair (or, in default, the board) decides.

47.2

At an adjourned meeting the quorum is two qualifying persons present and entitled to vote. If a quorum is not present within fifteen minutes from the time fixed for the start of the meeting, the adjourned meeting shall be dissolved.

47.3

Subject to article 47.1, save where the time, date, place and/or electronic platform(s) for the adjourned meeting has been specified for the purpose in the notice convening the meeting as referred to in article 47.1 (in which case notice of the adjourned meeting need not be given), the Company shall give not less than seven clear days’ notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

48.	CHAIR

48.1

The chair (if any) of the board or, in his/her absence, the deputy chair (if any) shall preside as chair at a general meeting. If there is no chair or deputy chair, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting or neither is willing and able to act, the directors present shall select one of their number to be chair. If only one director is present and willing and able to act, he/she shall be chair. In default, the members present and entitled to vote shall choose one of their number to be chair.

48.2

Without prejudice to any other power which he/she may have under the provisions of the articles or at common law, the chair may take such action as he/she thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting and the chair’s decision, made in good faith, on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his/her determination as to whether any matter is of such a nature.

49.	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

49.1	Each director shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he/she is a member.

49.2	The chair may invite any person to attend and speak at any general meeting of the Company where he/she considers that this will assist in the deliberations of the meeting.

49.3

The board may make whatever arrangements it considers appropriate to enable those participating at a general meeting, whether at a physical or hybrid meeting, to exercise their right to speak, hear and be heard. For the purposes of these articles a person is able to exercise their right to “speak” and “be heard” when the chair of the meeting is satisfied that the arrangements enable that person to be able to communicate to all those attending the meeting, during the meeting, information, questions or opinions on the business of the meeting. For these purposes being able to communicate in this way shall include, without limitation, any electronic means, the use of microphones, loud speakers, audio visual equipment, electronic platforms or other means of communication whatsoever (or any combination thereof) including, without limitation, the relevant information, questions or opinions being made available to some or all of those attending the meeting in electronic or typed form or being read to the meeting by someone authorised to do so by the board. For the purposes of these articles, “hear” and the right to “hear” shall be construed accordingly.

50.	POWER TO ADJOURN

50.1

The chair may, with the consent of a meeting at which a quorum is present (and shall, if so directed by the meeting), adjourn a meeting from time to time and from place to place (including any electronic platform(s)) or for an indefinite period.

50.2

Without prejudice to any other power which he/she may have under the provisions of the articles or at common law, the chair may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place (including any electronic platform(s)) or for an indefinite period if he/she decides that it has become necessary to do so in order to:

50.2.1	secure the proper and orderly conduct of the meeting;

50.2.2	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

50.2.3	ensure that the business of the meeting is properly disposed of.

51.	NOTICE OF ADJOURNED MEETING

51.1

Whenever a meeting is adjourned for 14 days or more or for an indefinite period pursuant to article 50, at least seven clear days’ notice shall be given to the members (other than any who, under the provisions of the articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances it is not necessary to give notice of a meeting adjourned pursuant to article 50 or of the business to be transacted at the adjourned meeting.

51.2

The board may determine that persons entitled to receive notice of an adjourned meeting in accordance with this article are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

51.3

The notice of an adjourned meeting given in accordance with this article shall also specify a time (which shall not be more than 48 hours (excluding any part of a day that is not a working day) before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

52.	BUSINESS AT ADJOURNED MEETING

No business may be transacted at an adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

53.	GENERAL MEETINGS AT MORE THAN ONE PLACE

The board may resolve to enable persons entitled to attend a general meeting to do so physically by simultaneous attendance and participation at a satellite meeting place anywhere in the world and the members present at satellite meeting places shall be counted in the quorum for and entitled to vote at the general meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to (i) participate in the business for which the meeting has been convened, (ii) hear all persons who speak in the principal meeting place and any satellite meeting place and (iii) be heard by all other persons so present at the meeting. The chair of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

54.	HYBRID MEETINGS

54.1

Without prejudice to article 53, the board may decide to enable persons entitled to attend a meeting to do so by either electronic means or electronic platform(s) or physical attendance at a hybrid meeting. Members, their proxies or corporate representatives present shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities are available throughout the hybrid meeting to ensure that members or their proxies or corporate representatives attending the hybrid meeting who are not present together at the same place may:

54.1.1	participate in the business for which the meeting has been convened;

54.1.2	hear all persons who speak at the meeting; and

54.1.3	be heard by all other persons present at the meeting.

54.2

If it appears to the chair of the meeting that the electronic platform(s), facilities or security at the hybrid meeting have become inadequate for the purposes referred to in article 54.1 then the chair may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid and the provisions of articles 50 to 52 shall apply to that adjournment.

55.	ACCOMMODATION OF MEMBERS AT MEETING

55.1

If it appears to the chair of the meeting that the principal meeting place or any satellite meeting place is inadequate to accommodate all members and proxies entitled and wishing to attend, the meeting shall be duly constituted and its proceedings valid if the chair is satisfied that adequate facilities are available to ensure that a member or proxy who is unable to be accommodated is able to:

55.1.1	participate in the business for which the meeting has been convened;

55.1.2	hear all persons present who speak, whether in the meeting place or elsewhere; and

55.1.3	be heard by all other persons present at the meeting,

and provided that members and proxies entitled to attend the meeting are afforded an opportunity of being admitted to the principal meeting place, whether by means of the issue of tickets or the imposition of some random means of selection or otherwise as the chair shall in his/her absolute discretion consider to be appropriate, and the chair may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a general meeting at the principal place shall be subject to such arrangements as may be for the time being in force whether or not stated in the notice of the meeting. The meeting shall be deemed to take place at the principal meeting place.

55.2

If it appears to the chair that the principal meeting place or any satellite meeting place have become inadequate for the purposes set out in articles 55.1.1 to 55.1.3 above, the chair of the meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at the general meeting up to the point of the adjournment shall be valid.

56.	ORDERLY CONDUCT AND SECURITY

56.1

The chair of the meeting or the board may make or vary any arrangement and impose or vary any restriction the chair or the board considers appropriate to ensure the security of a meeting and the health and safety of those in attendance including, without limitation, the searching of a person attending the meeting, the requesting of evidence of identity of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The chair or the board may or may authorise one or more persons, who shall include a director or the secretary to:

(a)	refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and

(b)	eject (physically or electronically) from a meeting any person who causes the proceedings to become disorderly.

56.2

The notice of meeting does not have to give details of any such arrangements or restrictions imposed under this article and the presence of such arrangements or restrictions shall not invalidate the business conducted at the meeting.

56.3

The chair of the meeting shall be entitled to, and shall, take such action, or give directions for such action to be taken as the chair thinks fit (including to eject (physically or electronically) any person from a meeting) to facilitate the orderly conduct and future orderly conduct of the business of the meeting, the appropriate behaviour (including use of language) of persons attending the meeting, the proportionate discussion of any item of business of the meeting and the maintenance of good order generally. The chair’s decision on any such matters, points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be the chair’s determination as to whether any point or matter is of such a nature.

56.4	In relation to a hybrid meeting, the board may make any arrangement and impose any requirement or restriction as is:

(a)	necessary to ensure the identification of those taking part by way of electronic platform(s) and the security of any electronic communication; and

(b)	proportionate to those objectives.

In this respect, the directors may authorise any voting application, system or facility for hybrid meetings as they see fit.

VOTING

57.	METHOD OF VOTING

57.1

A resolution put to the vote of a general meeting held as a hybrid meeting shall be decided on a poll. Subject thereto, a resolution put to the vote at a general meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is properly demanded by:

57.1.1	the chair of the meeting;

57.1.2	not less than five members entitled to vote on the resolution;

57.1.3

a member or members representing in aggregate not less than ten per cent. of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or

57.1.4

a member or members holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than ten per cent. of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares).

For the purposes of 57.1.2 above, a demand by a proxy counts as a demand by the member. For the purposes of 57.1.3 above, a demand by a proxy counts as a demand by a member representing the voting rights that the proxy is authorised to exercise. For the purposes of 57.1.4 above, a demand by a proxy counts as a demand by a member holding the shares to which those rights are attached.

57.2

On a vote on a resolution at a meeting on a show of hands a declaration by the chair that the resolution has or has not been passed, or has or has not been passed by a particular majority, is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. An entry in respect of such a declaration in minutes of the meeting recorded in accordance with section 355 of the Act is also conclusive evidence of that fact without such proof.

58.	PROCEDURE ON A POLL

58.1

If a poll is properly demanded, it shall be taken in such manner as the chair directs. He/she may appoint scrutineers, who need not be members, and may fix a time, date, place and/or electronic platform(s) for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

58.2

A poll demanded on the election of a chair or on any question of adjournment shall be taken at the meeting and without adjournment. A poll demanded on another question shall be taken at such time, date, place and/or electronic platform(s) as the chair decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

58.3

No notice need be given of a poll not taken immediately if the time, date, place and/or electronic platform(s) at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time, date, place and/or electronic platform(s) at which the poll shall be taken.

58.4

The demand for a poll may be withdrawn but only with the consent of the chair. A demand withdrawn in this way validates the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

58.5

The demand for a poll (other than on the election of the chair or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll has been demanded.

58.6

On a poll taken at a general meeting of the Company, a member present and entitled to more than one vote need not, if he/she votes, use all his/her votes or cast all the votes he/she uses in the same way.

59.	VOTES OF MEMBERS

59.1	Subject to special rights or restrictions as to voting attached to any class of shares by or in accordance with the articles, on a vote on a resolution:

59.1.1	on a show of hands at a meeting:

(a)	every member present (not being present by proxy) and entitled to vote on the resolution has one vote; and

(b)	every proxy present who has been duly appointed by a member entitled to vote on the resolution has one vote, except where:

(i)	that proxy has been duly appointed by more than one member entitled to vote on the resolution; and

(ii)	the proxy has been instructed:

(A)	by one or more of those members to vote for the resolution and by one or more of those members to vote against the resolution; or

(B)	by one or more of those members to vote in the same way on the resolution (whether for or against) and one or more of those members has permitted the proxy discretion as to how to vote,

in which case, the proxy has one vote for and one vote against the resolution; and

59.1.2

on a poll taken at a meeting, every member present and entitled to vote on the resolution or, subject to articles 62 and 64, every member present by duly appointed proxy, has one vote in respect of each share held by the relevant member.

59.2

In the case of joint holders of a share, only the vote of the senior holder who votes (and any proxy duly authorised by him/her) may be counted by the Company. For the purposes of this article, the senior holder of a share is determined by the order in which the names of the joint holders appear in the register.

59.3

A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he/she is or may be suffering from mental disorder or is otherwise incapable of running his/her affairs may vote, whether on a show of hands or on a poll, by his/her guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other authorised and appointed person may, on a poll, vote by proxy if evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is received at the office (or at another place specified in accordance with the articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in the articles for the appointment of a proxy within the time limits prescribed by the articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

60.	NO CASTING VOTE

In the case of an equality of votes whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote.

61.	RESTRICTION ON VOTING RIGHTS FOR UNPAID CALLS ETC.

Unless the board otherwise decides, no member is entitled in respect of a share held by him/her to be present or to vote, either in person, by means of an electronic platform or by proxy, at a general meeting or at a separate meeting of the holders of any class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

62.	VOTING BY PROXY

62.1

Subject to article 62.2, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the board) executed under the hand of the appointor or his/her duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

62.2

Subject to the Act, the secretary may accept the appointment of a proxy received by electronic means on such terms and subject to such conditions as he/she considers fit. The appointment of a proxy received by electronic means shall not be subject to the requirements of article 62.1.

62.3	For the purposes of articles 62.1 and 62.2, the secretary may require such reasonable evidence he/she considers necessary to determine:

62.3.1	the identity of the member and the proxy; and

62.3.2	where the proxy is appointed by a person acting on behalf of the member, the authority of that person to make the appointment.

62.4

A member may appoint another person as his/her proxy to exercise all or any of his/her rights to attend and to speak and to vote (both on a show of hands and on a poll) on a resolution or amendment of a resolution, or on other business arising, at a meeting or meetings of the Company. Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to exercise all such rights, as the proxy thinks fit.

62.5	A proxy need not be a member.

62.6

A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by the member. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

62.7

Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person or by means of an electronic platform (in the case of a hybrid meeting) at the meeting or an adjournment of the meeting or on a poll.

62.8

The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for 6 months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for 6 months from the date of delivery unless otherwise specified by the board.

62.9

Subject to the Act and the requirements of the Listing Rules and the Transparency Rules, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for three-way voting on all resolutions (other than procedural resolutions) set out in the notice of meeting.

63.	APPOINTMENT OF PROXY

63.1	The form of appointment of a proxy and any reasonable evidence required by the board in accordance with article 62.3 shall be:

63.1.1

subject to articles 63.1.3 and 63.1.4, in the case of an instrument of proxy in hard copy form, delivered to the office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

63.1.2	subject to articles 63.1.3 and 63.1.4, in the case of an appointment of a proxy sent by electronic means, where the Company has given an electronic address:

(a)	in the notice calling the meeting;

(b)	in an instrument of proxy sent out by the Company in relation to the meeting;

(c)	in an invitation to appoint a proxy issued by the Company in relation to the meeting; or

(d)	on a website maintained by or on behalf of the Company on which any information relating to the meeting is required by the Act to be kept,

received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

63.1.3

in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, delivered or received as required by articles 63.1.1 or 63.1.2 not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

63.1.4

in the case of a meeting adjourned for not more than 48 hours or in the case of a poll not taken immediately but taken not more than 48 hours after it was demanded, delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chair or to the secretary or to any director.

An appointment of proxy not delivered or received in accordance with this article is invalid.

63.2

Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the secretary may from time to time permit appointments of a proxy to be made by electronic means in the form of an uncertificated proxy instruction and may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be so made. The secretary may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction (and/or other instruction or notification) is to be treated as received by the Company or a participant acting on its behalf. The secretary may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

64.	VALIDITY OF ACTIONS BY PROXY OR REPRESENTATIVE OF A CORPORATION

64.1

The Company is not obliged to verify that a proxy or representative of a corporation has acted in accordance with the terms of his/her appointment and any failure to so act in accordance with the terms of his/her appointment shall not affect the validity of any proceedings at a meeting of the Company.

64.2

The termination of the authority of a person to act as proxy or as the duly authorised representative of a member which is a corporation does not affect whether he/she counts in deciding whether there is a quorum at a meeting, the validity of anything he/she does as chair of a meeting, the validity of a poll demanded by him/her at a meeting, or the validity of a vote given by that person unless notice of the termination was received by the Company at the office or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of proxy was sent by electronic means, at the address at which the form of appointment was received, not later than the last time at which an appointment of proxy should have been delivered or received in order to be valid for use at the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for use on the holding of the poll at which the vote is cast.

65.	CORPORATE REPRESENTATIVES

In accordance with the Act, a corporation which is a member may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company (a “representative”). A director or another person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him/her to exercise his/her powers.

66.	OBJECTIONS TO AND ERROR IN VOTING

No objection may be made to the qualification of a voter or to the counting of, or failure to count, a vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chair and only invalidates the decision of the meeting on any resolution if, in the opinion of the chair, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chair on such matters is conclusive and binding on all concerned.

67.	AMENDMENTS TO SPECIAL RESOLUTIONS

No amendment to a resolution duly proposed as a special resolution (other than an amendment to correct a patent error) may be considered or voted on.

68.	AMENDMENTS TO ORDINARY RESOLUTIONS

No amendment to a resolution duly proposed as an ordinary resolution (other than an amendment to correct a patent error) may be considered or voted on unless either:

(a)

at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or

(b)	the chair in his/her absolute discretion decides that the amendment may be considered or voted on.

If an amendment proposed to a resolution under consideration is ruled out of order by the chair the proceedings on the substantive resolution are not invalidated by an error in his/her ruling.

69.	CLASS MEETINGS

Save for the circumstances set out in s.334(2) and s.334(2A) of the Act, a separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as a general meeting (including for the avoidance of doubt by way of a hybrid meeting), except that:

(a)	no member is entitled to notice of it or to attend unless he/she is a holder of shares of that class;

(b)	no vote may be cast except in respect of a share of that class;

(c)

the quorum at a meeting (other than an adjourned meeting) is two qualifying persons present and entitled to vote and holding, representing or authorised to exercise voting rights in respect of, at least one-third in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares);

(d)	the quorum at an adjourned meeting is one qualifying person present and entitled to vote and holding, representing or authorised to exercise voting rights in respect of, shares of that class; and

(e)	any holder of shares of that class present and entitled to vote may demand a poll.

70.	FAILURE TO DISCLOSE INTERESTS IN SHARES

70.1

Having regard to the requirements of the Listing Rules, where notice is served by the Company under section 793 of the Act (a “section 793 notice”) on a member, or another person appearing to be interested in shares held by that member, and the member or other person has failed in relation to any shares (the “default shares”, which expression includes any shares allotted or issued after the date of the section 793 notice in respect of those shares) to give the Company the information required within the prescribed period from the date of service of the section 793 notice, the following sanctions apply, unless the board otherwise decides:

70.1.1

the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by proxy including by means of an electronic platform) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll; and

70.1.2	where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class (excluding any share of their class held as treasury shares):

(a)

a dividend (or any part of a dividend) or other amount payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to article 131, to receive shares instead of a dividend; and

(b)	no transfer of any certificated default shares shall be registered unless the transfer is an excepted transfer or:

(i)	the member is not himself/herself in default in supplying the information required; and

(ii)	the member proves to the satisfaction of the board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer.

70.2

For the purpose of enforcing the sanction in article 70.1.2(b), the board may give notice to the member requiring the member to change default shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any default shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may require the Operator to convert default shares held in uncertificated form into certificated form in the name and on behalf of the member in accordance with the Uncertificated Securities Regulations.

70.3	The sanctions under article 70.1 cease to apply seven days after the earlier of:

70.3.1	receipt by the Company of notice of an excepted transfer, but only in relation to the shares thereby transferred; and

70.3.2	receipt by the Company, in a form satisfactory to the board, of all the information required by the section 793 notice.

70.4

Where, on the basis of information obtained from a member in respect of a share held by him/her, the Company issues a section 793 notice to another person, it shall at the same time send a copy of the section 793 notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, does not invalidate or otherwise affect the application of articles 70.1 or 70.2.

70.5	For the purposes of this article 70:

70.5.1

a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

70.5.2	“interested” shall be construed as it is for the purpose of section 793 of the Act;

70.5.3

reference to a person having failed to give the Company the information required by a section 793 notice, or being in default in supplying such information, includes (a) reference to his/her having failed or refused to give all or any part of it, and (b) reference to his/her having given information which he/she knows to be false in a material particular or having recklessly given information which is false in a material particular;

70.5.4	the “prescribed period” means 14 days;

70.5.5	an “excepted transfer” means, in relation to shares held by a member:

(a)	a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or

(b)

a transfer in consequence of a sale made through a recognised investment exchange (as defined in FSMA) or another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or

(c)

a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

70.6	The provisions of this article are in addition and without prejudice to the provisions of the Act.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

71.	NUMBER OF DIRECTORS

Unless and until otherwise decided by the Company by ordinary resolution the number of directors (disregarding alternate directors) must not be less than five.

72.	POWER OF THE COMPANY TO APPOINT DIRECTORS

Subject to the articles, the Company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any maximum number fixed in accordance with the articles.

73.	POWER OF THE BOARD TO APPOINT DIRECTORS

Without prejudice to the power of the Company to appoint a person to be a director pursuant to the articles, the board may appoint a person who is willing to act as a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any maximum number fixed in accordance with the articles. A director appointed in this way may hold office only until the dissolution of the next annual general meeting after his/her appointment unless he/she is reappointed during that meeting. He/she is not required, and is not taken into account in determining the number of directors who are, to retire by rotation at the meeting.

74.	APPOINTMENT OF EXECUTIVE DIRECTORS

74.1

Subject to the Act, the board may appoint one or more of its body to hold an executive office or employment with the Company with such title and on such terms as to remuneration, pension and otherwise and with such of the powers exercisable by the board as it may think fit and (subject to the provisions of the Act) for such period as the board may determine. A director so appointed will, subject to the terms of any agreement between such director and the Company, be subject to the same provisions as to retirement or removal as the other directors and, without prejudice to any claim for damages or compensation to which such director may be entitled, the appointment will be automatically terminated if he/she ceases to be a director for any reason. The board may at any time, subject to the terms of any agreement entered into in any particular case, revoke, terminate or vary the terms of an appointment, without prejudice to a claim for damages for breach of the contract of service between the director and the Company or otherwise.

74.2

Subject to the Act, the board may enter into an agreement or arrangement with any director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Act) the board thinks fit and (without prejudice to any other provision of the articles) it may remunerate any such director for such services as it thinks fit.

75.	ELIGIBILITY OF NEW DIRECTORS

75.1	No person other than a director retiring (by rotation or otherwise) may be appointed or reappointed a director at a general meeting unless:

75.1.1	he/she is recommended by the board; or

75.1.2

not less than seven nor more than 42 days before the date fixed for the meeting, notice has been given to the Company by a member (other than the person to be proposed) qualified to vote at the meeting of the intention to propose that person for appointment or reappointment. The notice shall (a) state the particulars which would, if the proposed director were appointed or reappointed, be required to be included in the Company’s register of directors, (b) be accompanied by notice given by the proposed director of his/her willingness to be appointed or reappointed, and (c) be lodged at the office.

75.2	A director need not be a member.

76.	VOTING ON RESOLUTION FOR APPOINTMENT

A resolution for the appointment of two or more persons as directors by a single resolution is void unless an ordinary resolution that the resolution for appointment is proposed in this way has first been agreed to by the meeting without a vote being given against it.

77.	RETIREMENT BY ROTATION

77.1

Subject to article 77.2, at each annual general meeting one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not greater than one third, shall retire from office provided that if there are fewer than three directors who are subject to retirement by rotation, one shall retire from office.

77.2	If any one or more directors:

77.2.1	were last appointed or reappointed three years or more prior to the meeting;

77.2.2	were last appointed or reappointed at the third immediately preceding annual general meeting; or

77.2.3	at the time of the meeting will have served more than eight years as a non-executive director of the Company (excluding as the chair of the board),

he/she or they shall retire from office and shall be counted in obtaining the number required to retire at the meeting, provided that the number of directors required to retire under article 77.1 shall be increased to the extent necessary to comply with this article.

78.	DIRECTORS SUBJECT TO RETIREMENT

Subject to the Act and the articles, the directors to retire by rotation at an annual general meeting include, so far as necessary to obtain the number required, first, a director who wishes to retire and not offer himself/herself for reappointment, and, second, those directors who have been longest in office since their last appointment or reappointment. As between two or more who have been in office an equal length of time, the director to retire shall, in default of agreement between them, be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined on the basis of the composition of the board at the start of business on the date of the notice convening the annual general meeting, disregarding a change in the number or identity of the directors after that time but before the close of the meeting.

79.	POSITION OF RETIRING DIRECTOR

A director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be reappointed. Subject to articles 80.2 and 80.3, if he/she is not reappointed or deemed reappointed, he/she may retain office until the meeting appoints someone in his/her place or, if it does not do so, until the end of the meeting.

80.	DEEMED REAPPOINTMENT

80.1

At a general meeting at which a director retires by rotation the Company may by ordinary resolution fill the vacancy. Subject to articles 80.2 and 80.3, if the Company does not fill the vacancy, the retiring director shall be, if willing, deemed reappointed unless it is expressly resolved not to fill the vacancy or a resolution for the reappointment of the director is put to the meeting and lost.

80.2	If:

80.2.1	any resolution or resolutions for the appointment or reappointment of the persons eligible for appointment or reappointment as directors are put to the annual general meeting and lost; and

80.2.2

at the end of that meeting the number of directors is fewer than any minimum number of directors required under article 71, all retiring directors who stood for reappointment at that meeting (the “retiring directors”) shall be deemed to have been reappointed as directors and shall remain in office, but the retiring directors:

(a)

may only act for the purposes of filling vacancies and convening general meetings of the Company and may only perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations; and

(b)

shall convene a general meeting as soon as reasonably practical following the meeting referred to in article 80.2.1 and they shall retire from office at that meeting if the number of directors appointed or ratified by the Company at that meeting is equal to or more than the minimum number of directors required under article 71.

80.3

If at the end of the general meeting convened under article 80.2.2 the number of directors is fewer than any minimum number of directors required under article 71, the provisions of article 80.2 shall also apply in respect of such meeting.

81.	NO RETIREMENT ON ACCOUNT OF AGE

No person is incapable of being appointed a director by reason of his/her having reached the age of 70 or another age.

82.	REMOVAL BY ORDINARY RESOLUTION

In addition to any power of removal conferred by the Act, the Company may by ordinary resolution remove a director before the expiry of his/her period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to the articles) by ordinary resolution appoint another person who is willing to act to be a director in his/her place. A person appointed in this way is treated, for the purposes of determining the time at which he/she or another director is to retire, as if he/she had become a director on the date on which the person in whose place he/she is appointed was last appointed or reappointed a director.

83.	VACATION OF OFFICE BY DIRECTOR

83.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in the articles, the office of a director is vacated if:

83.1.1	he/she resigns by notice delivered to the secretary at the office or tendered at a board meeting;

83.1.2	where he/she has been appointed for a fixed term, the term expires;

83.1.3	he/she ceases to be a director by virtue of a provision of the Act, is removed from office pursuant to the articles or becomes prohibited by law from being a director;

83.1.4

he/she becomes bankrupt or compounds with his/her creditors generally or he/she applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

83.1.5

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

83.1.6	by reason of his/her mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

83.1.7

both he/she and his/her alternate director appointed pursuant to the provisions of the articles (if any) are absent, without the permission of the board, from board meetings for six consecutive months and the board resolves that his/her office be vacated; or

83.1.8

he/she is removed from office by notice addressed to him/her at his/her last-known address, approved by at least seventy five per cent. of the total number of directors for the time being (without prejudice to a claim for damages for breach of contract or otherwise).

83.2	A resolution of the board declaring a director to have vacated office under the terms of this article is conclusive as to the fact and grounds of vacation stated in the resolution.

83.3	If the office of a director is vacated for any reason, he/she shall cease to be a member of any committee of the board.

ALTERNATE DIRECTORS

84.	APPOINTMENT

84.1

A director (other than an alternate director) may by notice delivered to the secretary at the office or tabled at a meeting of the board, or in any other manner approved by the board, appoint as his/her alternate director:

84.1.1	another director, or

84.1.2	another person approved by the board and willing to act.

No appointment of an alternate director who is not already a director shall be effective until his/her consent to act as a director in the form prescribed by the Act has been received at the office or tabled at a meeting of the board.

84.2	An alternate director need not be a member and shall not be counted in reckoning the number of directors for the purpose of article 71.

85.	REVOCATION OF APPOINTMENT

The board may at any time revoke the appointment of an alternate director. A director may by notice delivered to the secretary at the office or tabled at a meeting of the board revoke the appointment of his/her alternate director and, subject to the provisions of article 84, appoint another person in his/her place. If a director ceases to hold the office of director or if he/she dies, the appointment of his/her alternate director automatically ceases. If a director retires but is reappointed or deemed reappointed at the meeting at which his/her retirement takes effect, a valid appointment of an alternate director which was in force immediately before his/her retirement continues to operate after his/her reappointment as if he/she had not retired. The appointment of an alternate director ceases on the happening of an event which, if he/she were a director otherwise appointed, would cause him/her to vacate office.

86.	PARTICIPATION IN BOARD MEETINGS

An alternate director shall be, if he/she gives the Company an address in the United Kingdom at which notices may be served on him/her or an address at which notices may be served on him/her by electronic means, entitled to receive notice of all meetings of the board and all committees of the board of which his/her appointor is a member and, in the absence from those meetings of his/her appointor, to attend and vote at the meetings and to exercise all the powers, rights, duties and authorities of his/her appointor (other than the power to appoint an alternate of his/her appointor). A director acting as alternate director has a separate vote at meetings of the board and committees of the board for each director for whom he/she acts as alternate director but he/she counts as only one for the purpose of determining whether a quorum is present. Execution by an alternate director of any resolution in writing of the board or a committee of the board will, unless the notice of appointment provides otherwise, be as effective as execution by his/her appointor.

87.	RESPONSIBILITY

A person acting as an alternate director shall be an officer of the Company, shall alone be responsible to the Company for his/her acts and defaults, and shall not be deemed to be the agent of his/her appointor.

REMUNERATION, EXPENSES AND PENSIONS

88.	DIRECTORS’ FEES

88.1

Unless otherwise decided by the Company by ordinary resolution, the Company shall pay to the directors (but not alternate directors) for their services as directors such amount of aggregate fees as the board decides (not exceeding £3,000,000 per annum or such larger amount as the Company may by ordinary resolution decide). The aggregate fees shall be divided among the directors in such proportions as the board decides or, if no decision is made, equally. A fee payable to a director pursuant to this article is distinct from any salary, remuneration or other amount payable to him/her pursuant to other provisions of the articles or otherwise and accrues from day to day.

88.2

Subject to the Act and to the articles and the requirements of the Listing Rules, the board may arrange for part of a fee payable to a director under this article to be provided in the form of fully-paid shares in the capital of the Company. The amount of the fee payable in this way shall be at the discretion of the board and shall be applied in the purchase or subscription of shares on behalf of the relevant director. In the case of a subscription of shares, the subscription price per share shall be deemed to be the closing middle-market quotation for a fully-paid share of the Company of that class as published in the Daily Official List of the London Stock Exchange (or such other quotation derived from such other source as the board may deem appropriate) on the day of subscription.

89.	ADDITIONAL REMUNERATION

If any director shall devote to the business of the Company or any other company in which the Company may be interested either his/her whole time and attention, or more of his/her time and attention than in the opinion of the board would usually be so devoted by a person holding such office, or shall undertake or perform any duties or services other than those which, in the opinion of the board, would usually be undertaken or performed by a person holding such office, or shall be called upon to perform and shall perform extra services or make any special exertions for any of the purposes of the Company or any other company in which the Company may be interested, or shall serve on any committee, then and in any of such cases the board may remunerate the director concerned either by a fixed sum, annual or otherwise, or in such other manner (including, but without limitation, the payment of or arrangements for the purpose of providing any pension or other retirement allowance or gratuity) as shall be determined by the board, and such remuneration may at the discretion of the board be either in addition to or in substitution for all or any part of any other remuneration to which such director may be entitled under these articles.

90.	EXPENSES

A director is entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him/her in the performance of his/her duties as director including expenses incurred in attending meetings of the board or of committees of the board or general meetings or separate meetings of the holders of a class of shares or debentures. Subject to the Act, the directors shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him/her for the purposes of the Company or for the purpose of enabling him/her properly to perform his/ her duties as an officer of the Company or to enable him/her to avoid incurring any such expenditure.

91.	REMUNERATION AND EXPENSES OF ALTERNATE DIRECTORS

An alternate director is not entitled to a fee from the Company for his/her services as an alternate director. The fee payable to an alternate director is payable out of the fee payable to his/her appointor and consists of such portion (if any) of the fee as he/she agrees with his/her appointor. The Company shall, however, repay to an alternate director expenses incurred by him/her in the performance of his/her duties if the Company would have been required to repay the expenses to him/her under article 90 had he/she been a director.

92.	DIRECTORS’ PENSIONS AND OTHER BENEFITS

92.1

The board may exercise all the powers of the Company to provide any noncontributory or contributory pensions or other retirement or superannuation funds or any share option, share incentive or share acquisition schemes or any profit sharing schemes or funds or trusts financed or contributed to by the Company for the benefit of, and may give or procure the giving of donations, pensions, emoluments, death or disability benefits or other allowances or gratuities (by insurance of otherwise) for, a person who is or has at any time been a director or officer of or in the employment or service of:

92.1.1	the Company;

92.1.2	a company which is or was a subsidiary undertaking of the Company;

92.1.3	a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or

92.1.4	a predecessor in business of the Company or of a subsidiary undertaking of the Company,

(or, in each case, for any member of his/her family, including a spouse or former spouse, or a person who is or was dependent on him/her). For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may also establish and subsidise or subscribe to any institution, association, club or fund calculated to be for the benefit of or to advance the interests and well-being of the Company or of any other member of the group, or of any such other person named under this article 92.1, and subscribe or guarantee money for any charitable or benevolent objects or for any exhibition, or for any public, general or useful object and do any of the matters aforesaid. The board may arrange for this to be done by the Company alone or in conjunction with another person.

92.2	A director or former director is entitled to receive and retain for his/her own benefit a pension or other benefit provided under article 92.1 and is not obliged to account for it to the Company.

93.	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or other remuneration of a director appointed to hold employment or executive office in accordance with the articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the board, and may be in addition to or instead of a fee payable to him/her for his/her services as director pursuant to the articles.

POWERS AND DUTIES OF THE BOARD

94.	POWERS OF THE BOARD

Subject to the Act, the articles and to directions given by special resolution of the Company, the business and affairs of the Company shall be managed by the board which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the articles and no direction given by the Company shall invalidate a prior act of the board which would have been valid if the alteration had not been made or the direction had not been given. The provisions of the articles giving specific powers to the board do not limit the general powers given by this article.

95.	POWERS OF DIRECTORS BEING LESS THAN MINIMUM REQUIRED NUMBER

If the number of directors is less than the minimum prescribed by the articles or decided by the Company by ordinary resolution, the remaining director or directors may act only for the purposes of appointing an additional director or directors to make up that minimum or convening a general meeting of the Company. If no director or directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing directors. An additional director appointed in this way holds office (subject to the articles) only until the dissolution of the next annual general meeting after his/her appointment unless he/she is reappointed during the meeting.

96.	POWERS OF EXECUTIVE DIRECTORS

The board may delegate to a director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the director. The board may at any time revoke the delegation or alter its terms and conditions.

97.	DELEGATION TO COMMITTEES AND CERTAIN SUBSIDIARIES

97.1	The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to:

97.1.1

a committee consisting of one or more persons (whether a member or members of the board or not, provided that the majority of the members of any such committee will consist of directors and no resolution of the committee will be effective unless a majority of the members of the committee present at the relevant meeting consists of directors) as it thinks fit; or

97.1.2	the board of directors of a wholly-owned subsidiary (whether direct or indirect) of the Company for such period and on such terms and conditions as the board may determine.

97.2

A committee or the board of directors of a wholly-owned subsidiary may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the committee). The board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the committee or the board of directors of the wholly-owned subsidiary (as the case may be). The board may at any time revoke such delegation or alter any terms and conditions or discharge the committee in whole or in part. Where a provision of the articles refers to the exercise of a power, authority or discretion by the board (including the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits pursuant to articles 74 or 88 to 93) and that power, authority or discretion has been delegated by the board to a committee or the board of directors of a wholly-owned subsidiary, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee or the board of directors of the wholly-owned subsidiary (as the case may be).

98.	ATTORNEYS AND AGENTS

The board may by power of attorney or otherwise appoint a person to be the attorney or agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular the board may grant the power to sub-delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the attorney or agent (as the case may be). The board may at any time revoke or alter the terms and conditions of the appointment or delegation.

99.	EXECUTION OF CERTAIN INSTRUMENTS

All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons as may be appointed for the purpose by or on behalf of the board.

100.	LOANS TO DIRECTORS

Save as permitted by the Act, the board shall not:

(a)	make a loan or a quasi-loan to or enter into a credit transaction as a creditor for a director (including a shadow director) of the Company or any person connected with such a director; or

(b)	enter into any guarantee or provide security in connection with a loan or quasi-loan or credit transaction made by any person to or for such a director or person so connected; or

(c)	take part in any arrangement whereby another person enters into such a transaction in return for a benefit from the Company or any subsidiary; or

(d)	arrange for the assignment to it of any rights, obligations or liabilities of any such loan or quasi-loan to such a director or person so connected.

For the purposes of this article the expressions “quasi-loan”, “credit transaction” and “shadow director” shall have the meanings ascribed to them in sections 199(1), 202(1) and 251(1)-(2) of the Act respectively.

101.	ASSOCIATE DIRECTORS

The board may appoint a person (not being a director) to an office or employment having a designation or title including the word “director” or attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title. The inclusion of the word “director” in the designation or title of an office or employment does not imply that the person is, or is deemed to be, or is empowered to act as, a director for any of the purposes of the Act or the articles.

102.	EXERCISE OF VOTING POWERS

The board may exercise or cause to be exercised the voting powers conferred on the Company in relation to any other company in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing all or any members of the board of directors or other officers or employees of, or holders of any places of profit under, such other company, and voting or providing for the payment of remuneration to the directors or other officers or employees of such other company.

103.	PROVISION FOR EMPLOYEES

The board may exercise the powers conferred on the Company by the Act to make provision for the benefit of a person (other than a director, former director or shadow director) employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his/her family, including a spouse or former spouse, or any person who is or was dependent on him/her) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary undertaking.

104.	REGISTERS

Subject to the Act and the Uncertificated Securities Regulations, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas, local or other register and may make and vary regulations as it thinks fit concerning the keeping of such a register.

105.	BORROWING POWERS

The board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, and all or any part of its property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

106.	REGISTER OF CHARGES

The Company shall keep a register of charges in accordance with the Act and the fee to be paid by a person other than a creditor or member for each inspection of the register of charges is the maximum sum prescribed by or under the Act or, failing which, decided by the board.

107.	DIRECTORS’ INTERESTS

Directors’ interests other than in relation to transactions or arrangements with the Company—authorisation under section 175 of the Act

107.1	The board may authorise any matter proposed to it which would, if not so authorised, involve a breach of duty by a director under section 175 of the Act.

107.2	Any authorisation under article 107.1 will be effective only if:

107.2.1

any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and

107.2.2	the matter was agreed to without such directors voting or would have been agreed to if such directors’ votes had not been counted.

107.3	The board may give any authorisation under article 107.1 upon such terms as it thinks fit. The board may vary or terminate any such authorisation at any time.

107.4	For the purposes of this article 107, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

Confidential information and attendance at board meetings

107.5

A director shall be under no duty to the Company with respect to any information which he/she obtains or has obtained otherwise than as a director of the Company and in respect of which he/she owes a duty of confidentiality to another person. In particular the director shall not be in breach of the general duties he/she owes to the Company by virtue of sections 171 to 177 of the Act because he/she:

107.5.1	fails to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

107.5.2	does not use or apply any such information in performing his/her duties as a director of the Company.

However, to the extent that his/her relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this article 107.5 applies only if the existence of that relationship has been authorised by the board pursuant to article 107.1 (subject, in any such case, to any terms upon which such authorisation was given).

107.6

Where the existence of a director’s relationship with another person has been authorised by the board pursuant to article 107.1 and his/her relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he/she owes to the Company by virtue of sections 171 to 177 of the Act because he/she:

107.6.1

absents himself/herself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

107.6.2	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company,

for so long as he/she reasonably believes such conflict of interest (or possible conflict of interest) subsists.

107.7	The provisions of articles 107.5 and 107.6 are without prejudice to any equitable principle or rule of law which may excuse the director from:

107.7.1	disclosing information, in circumstances where disclosure would otherwise be required under these articles; and/or

107.7.2

attending meetings or discussions or receiving documents and information as referred to in article 107.6, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles.

Declaration of interests in proposed or existing transactions or arrangements with the Company

107.8

A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company shall declare the nature and extent of his/her interest to the other directors before the Company enters into the transaction or arrangement.

107.9

A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company shall declare the nature and extent of his/her interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared under article 107.8.

107.10

Any declaration required by article 107.8 may (but need not) be made at a meeting of the directors or by notice in writing in accordance with section 184 of the Act or by general notice in accordance with section 185 of the Act. Any declaration required by article 107.9 must be made at a meeting of the directors or by notice in writing in accordance with section 184 of the Act or by general notice in accordance with section 185 of the Act.

107.11	If a declaration made under article 107.8 or 107.9 above proves to be, or becomes, inaccurate or incomplete, a further declaration must be made under article 107.8 or 107.9, as appropriate.

107.12	A director need not declare an interest under this article 107:

107.12.1	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

107.12.2	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);

107.12.3

if, or to the extent that, it concerns terms of his/her service contract that have been or are to be considered by a meeting of the directors or by a committee of the directors appointed for the purpose under these articles; or

107.12.4

if the director is not aware of his/her interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which he/she ought reasonably to be aware).

Ability to enter into transactions and arrangements with the Company notwithstanding interest

107.13

Subject to the provisions of the Act and provided that he/she has declared to the board the nature and extent of any direct or indirect interest of his/her in accordance with this article 107 or where article 107.12 applies and no declaration of interest is required, a director notwithstanding his/her office:

107.13.1	may be a party to, or otherwise be interested in, any transaction or arrangement with the Company or in which the Company is directly or indirectly interested;

107.13.2

may act by himself/herself or through his/her firm in a professional capacity for the Company (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the board may decide; or

107.13.3

may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise be interested in, any body corporate in which the Company is directly or indirectly interested.

Remuneration and benefits

107.14

A director shall not, by reason of his/her office, be accountable to the Company for any remuneration or other benefit which he/she derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

107.14.1	the acceptance, entry into or existence of which has been authorised by the board pursuant to article 107.1 (subject, in any such case, to any terms upon which such authorisation was given); or

107.14.2	which he/she is permitted to hold or enter into by virtue of article 107.13 or otherwise pursuant to these articles,

nor shall the receipt of any such remuneration or other benefit constitute a breach of his/her duty under section 176 of the Act. No transaction or arrangement authorised or permitted pursuant to articles 107.1 or 107.13 or otherwise pursuant to these articles shall be liable to be avoided on the ground of any such interest or benefit.

General voting and quorum requirements

107.15

Save as otherwise provided by these articles, a director shall not vote on or be counted in the quorum in relation to a resolution of the board or committee of the board concerning a matter in which he/she has a direct or indirect interest which is, to his/her knowledge, a material interest (otherwise than by virtue of his/her interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to a resolution concerning any of the following matters:

107.15.1

the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him/her or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

107.15.2

the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

107.15.3

a transaction or arrangement concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he/she is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he/she is to participate;

107.15.4

a transaction or arrangement to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he/she or any person connected with him/her is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a “relevant company”), if he/she and any persons connected with him/her do not to his/her knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) in the relevant company or of the voting rights available to members of the relevant company;

107.15.5

a transaction or arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme and any employees’ share scheme, being a scheme for encouraging or facilitating employees (including directors) of the Company or any of its subsidiary undertakings to acquire shares, debentures or other securities of the Company or any of its subsidiary undertakings) which does not award him/her a privilege or benefit not generally awarded to the employees to whom it relates; or

107.15.6	a transaction or arrangement concerning the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

107.16

A director shall not vote on or be counted in the quorum in relation to a resolution of the board or committee of the board concerning his/her own appointment (including fixing or varying the terms of his/her appointment or its termination) as the holder of an office or place of profit with the Company or any body corporate in which the Company is directly or indirectly interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a body corporate in which the Company is directly or indirectly interested, such proposals may be divided and a separate resolution considered in relation to each director. In that case, each of the directors concerned (if not otherwise debarred from voting under this article 107) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his/her own appointment.

107.17

If a question arises at a meeting as to the materiality of a director’s interest (other than the interest of the chair of the meeting) or as to the entitlement of a director (other than the chair) to vote or be counted in a quorum and the question is not resolved by his/her voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chair and his/her ruling in relation to the director concerned is conclusive and binding on all concerned.

107.18

If a question arises at a meeting as to the materiality of the interest of the chair of the meeting or as to the entitlement of the chair to vote or be counted in a quorum and the question is not resolved by his/her voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chair) whose majority vote is conclusive and binding on all concerned.

107.19

For the purposes of this article 107, in relation to an alternate director, the interest of his/her appointor is treated as the interest of the alternate director in addition to any interest which the alternate director otherwise has. This article 107 applies to an alternate director as if he/she were a director otherwise appointed.

Miscellaneous

107.20

The Company may by ordinary resolution suspend or relax the provisions of this article 107 to any extent. Subject to the Act, the Company may by ordinary resolution ratify any transaction or arrangement not properly authorised by reason of a contravention of this article 107.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

108.	BOARD MEETINGS

Subject to the articles, the board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

109.	NOTICE OF BOARD MEETINGS

A director or the secretary may summon a board meeting at any time. Notice of a board meeting is deemed to be duly given to a director if it is given to him/her personally or by word of mouth or by electronic means to an address given by him/her to the Company for that purpose or sent in writing to him/her at his/her last-known address or another address given by him/her to the Company for that purpose. A director may waive the requirement that notice be given to him/her of a board meeting, either prospectively or retrospectively. A director absent or intending to be absent from the United Kingdom may request that notices of board meetings during his/her absence be sent in hard copy form or by electronic means to him/her to an address given by him/her to the Company for that purpose, but such notices do not have to be given any earlier than those given to directors not so absent. If no request is made (and/or if no such non-United Kingdom address is given) it is not necessary to give notice of a board meeting to a director who is absent from the United Kingdom.

110.	QUORUM

The quorum necessary for the transaction of business may be decided by the board and until otherwise decided is five directors present in person (or by means of an electronic platform(s)) or by alternate director. A duly convened meeting of the board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the board. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

111.	CHAIR OF BOARD

The board may appoint one of its body as chair to preside at every board meeting at which he/she is present and one or more deputy chair or chairs and decide the period for which he/she is or they are to hold office (and may at any time remove him/her or them from office). If no chair or deputy chair is elected, or if at a meeting neither the chair nor a deputy chair is present within five minutes of the time fixed for the start of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to be chair. If two or more deputy chairs are present, the senior of them shall act as chair, seniority being determined by length of office since their last appointment or reappointment or deemed reappointment. As between two or more who have held office for an equal length of time, the deputy chair to act as chair shall be decided by those directors and alternate directors (in the absence of their appointors) present. A chair or deputy chair may hold executive office or employment with the Company.

112.	VOTING

Any decision to be taken at a meeting of the board shall be determined by a majority of votes. In case of an equality of votes the chair has a second or casting vote.

113.	PARTICIPATION BY ELECTRONIC MEANS

A director or his/her alternate director may participate in a meeting of the board or a committee of the board by means of telephone, telephone or video conference or any other form of electronic communications technology including electronic platform(s) (whether in use when these articles are adopted or developed subsequently) or by a combination of such methods if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in the quorum and entitled to vote. Subject to the Act, all business transacted in this way by the board or a committee of the board is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the board or a committee of the board although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chair of the meeting then is.

114.	RESOLUTION IN WRITING

A resolution in writing executed by all directors for the time being entitled to receive notice of a board meeting, who would have been entitled to vote on the resolution at the meeting and not being less than a quorum, or by all members of a committee of the board for the time being entitled to receive notice of a committee meeting, who would have been entitled to vote on the resolution at the meeting and not being less than a quorum, is as valid and effective for all purposes as a resolution passed at a meeting of the board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form each executed by one or more of the directors or members of the relevant committee and, for the purposes of this article, any signature may be affixed to a facsimile copy of the resolution and any written resolution shall be valid on the Company receiving the original or a facsimile copy of the document or documents containing each of the said signatures. The resolution in writing need not be executed by an alternate director if it is executed by his/her appointor and a resolution executed by an alternate director need not be executed by his/her appointor.

115.	PROCEEDINGS OF COMMITTEES

115.1

Proceedings of any committee of the board consisting of two or more members shall be conducted in accordance with terms prescribed by the board (if any). Subject to those terms and article 115.2, proceedings (including without limitation the conduct of business by a telephone meeting or by written resolution) shall be conducted in accordance with applicable provisions of the articles regulating the proceedings of the board.

115.2

Where the board resolves to delegate any of its powers, authorities and discretions to a committee and that resolution states that the committee shall consist of any one or more unnamed directors, it is not necessary to give notice of a meeting of that committee to directors other than the director or directors who form the committee.

116.	RECORDS OF PROCEEDINGS

116.1	The board shall cause minutes to be made in books kept for the purpose:

116.1.1	of all appointments of officers and committees made by the board and of any remuneration fixed by the board; and

116.1.2

of all proceedings of general meetings of the Company, of the holders of any class of shares in the Company, and of the board, and of committees of the board, including the names of the directors present at each such meeting.

116.2	If purporting to be signed by the chair of the meeting at which the proceedings were held or by the chair of the next succeeding meeting, minutes are evidence of the proceedings at the meeting.

116.3	The board shall cause records to be made in books kept for the purpose of all directors’ written resolutions.

116.4

Any register, index, minute book, book of account or other book required by the Act or these articles to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in some other form including the use of computer storage facilities so long as the recording is capable of being reproduced in a legible form. In any case in which bound books are not used, the secretary shall take adequate precautions for guarding against falsification and for facilitating its discovery.

116.5	All such minutes and written resolutions must be kept for at least 10 years from the date of the meeting or written resolution, as the case may be.

117.	VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE

All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, alternate director or member of a committee shall be valid as regards all persons dealing in good faith with the Company, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office, or had ceased to hold office, or were not entitled to vote on the matter in question.

SECRETARY AND AUTHENTICATION OF DOCUMENTS

118.	SECRETARY

118.1

Subject to the Act, the board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including remuneration) as it thinks fit. Anything required or authorised to be done by or to the secretary may be done by or to any assistant and/or deputy secretary. The board may remove a person appointed pursuant to this article from office and appoint another or others in his/her place, but without prejudice to any claim which such a person may have against the Company.

118.2

Any provision of the Act or of the articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

119.	AUTHENTICATION OF DOCUMENTS

119.1

A director or the secretary or another person appointed by the board for the purpose may authenticate documents affecting the constitution of the Company (including the articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee of the board and books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts.

119.2

A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the board or any committee of the board which is certified under article 119.1 will be conclusive evidence in favour of all persons dealing with the Company relying thereon that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

SEALS

120.	SAFE CUSTODY

The secretary shall provide for the safe custody of the seal.

121.	APPLICATION OF SEALS

A seal may be used only by the authority of a resolution of the board or of a committee of the board. The board may decide who will sign an instrument to which a seal is affixed (or, in the case of a share certificate, on which the seal may be printed) either generally or in relation to a particular instrument or type of instrument. The board may also decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the board:

(a)

share certificates and certificates issued in respect of debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

(b)

every other instrument to which a seal is affixed shall be signed by one director and by the secretary or a second director, or by one director in the presence of a witness who attests his/her signature.

DIVIDENDS AND OTHER PAYMENTS

122.	DECLARATION OF DIVIDENDS

Subject to the Act and the articles, the Company may by ordinary resolution declare a dividend to be paid to the members according to their respective rights and interests, but no dividend may exceed the amount recommended by the board.

123.	INTERIM AND OTHER DIVIDENDS

123.1

If and so far as in the opinion of the board the distributable reserves of the Company justify such payments, the board may declare and pay dividends (including a dividend payable at a fixed rate or calculated by reference to a specified formula) on any class of shares carrying such a dividend expressed to be payable on such dates as may be prescribed for the payment thereof.

123.2

Subject to article 123.1, the board may also from time to time pay one or more dividends (as interim or final dividends) on shares of any class of such amounts and on such dates and in respect of such periods as it thinks fit.

123.3

No interim dividend shall be declared or paid on shares which do not confer preferred rights with regard to dividend if, at the time of declaration, any dividend on shares which do confer a right to a preferred dividend is in arrears. If the board acts in good faith, it does not incur any liability to the holders of shares conferring preferred rights for a loss they may suffer by the lawful payment of an interim dividend on shares ranking after those with preferred rights.

124.	ENTITLEMENT TO DIVIDENDS

124.1	Except as otherwise provided by the rights attached to, or the terms of issue of, shares:

124.1.1

a dividend shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is declared and paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this article as paid up on the share; and

124.1.2	dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

124.2

Except as otherwise provided by the rights attached to shares, dividends may be declared or paid in any currency. The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his/her shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

125.	METHOD OF PAYMENT

125.1

Any dividend, interest or other amount payable in respect of a share shall be paid by such method as the secretary, in his/her sole discretion, may decide. Different methods of payment may apply to different holders or groups of holders (such as overseas holders). Without limiting any other method of payment which the Company may adopt, the secretary may decide that payment can be made wholly or partly:

125.1.1	in cash;

125.1.2

by inter-bank transfer, electronic means or by such other means approved by the secretary directly to an account (of a type approved by the secretary) nominated in writing or as the secretary may otherwise decide (including by telephone) by the person entitled to the payment;

125.1.3

by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and may, at the Company’s option, be crossed “account payee” or “a/c payee” either with or without the word “only”, where appropriate);

125.1.4

if the secretary so decides, by means of a relevant system in respect of an uncertificated share, subject to any procedures established by the board to enable a holder of uncertificated shares to elect not to receive dividends by means of a relevant system and to vary or revoke any such election. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator to credit the cash memorandum account of the holder or joint holders, or of such person as the holder or joint holders may direct in writing or as the secretary may otherwise decide (including by telephone); or

125.1.5	by such other method as the secretary may agree with the person entitled to the payment in writing or by such other means as the secretary may otherwise decide (including by telephone).

125.2	The Company may send a cheque, warrant or money order by post:

125.2.1	in the case of a sole holder, to his/her registered address;

125.2.2	in the case of joint holders, to the registered address of the person whose name appears first in the register;

125.2.3	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with article 142.2; or

125.2.4	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

125.3	Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:

125.3.1

the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and

125.3.2

for any of the purposes of this article 125, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

125.4

If the secretary decides that payments will be made by electronic transfer to an account (of a type approved by the secretary) nominated by the person entitled to the payment, but no such account is nominated by the person entitled to the payment or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company to be held until the person entitled to the payment nominates a valid account.

125.5

An amount credited to an account under article 125.4 is to be treated as having been paid to the person entitled to the payment at the time it is credited to that account. The Company will not be a trustee of the money and no interest will accrue on the money.

125.6

Payment by electronic transfer, cheque or warrant, or in any other way, is made at the risk of the person who is entitled to the money. The Company is treated as having paid a dividend if a payment using electronic or other means approved by the secretary is made in accordance with instructions given by the Company or if such a cheque or warrant is cleared. The Company will not be responsible for a payment which is lost or delayed.

125.7

Without prejudice to article 70, the secretary may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he/she has provided such evidence of his/her right as the secretary may reasonably require.

126.	DIVIDENDS NOT TO BEAR INTEREST

No dividend or other amount payable by the Company in respect of a share bears interest as against the Company unless otherwise provided by the rights attached to the share.

127.	CALLS OR DEBTS MAY BE DEDUCTED FROM DIVIDENDS ETC.

The board may deduct from a dividend or other amounts payable to a person in respect of a share amounts due from him/her to the Company on account of a call or otherwise in relation to a share.

128.	UNCLAIMED DIVIDENDS ETC.

Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. A dividend, including an amount held in an account pursuant to article 125.4, unclaimed for a period of six years from the date it was declared or became due for payment is forfeited and ceases to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

129.	UNCASHED DIVIDENDS

If, in respect of a dividend or other amount payable in respect of a share, on any one occasion:

(a)	a cheque, warrant or money order is returned undelivered or left uncashed; or

(b)	a transfer made by a bank or other funds transfer system is not accepted,

and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he/she notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or money order is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

130.	PAYMENT OF DIVIDENDS IN SPECIE

Without prejudice to article 70, the board may, with the prior authority of an ordinary resolution of the Company, direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the board may settle it as it thinks fit and in particular, may:

(a)	issue fractional certificates (or ignore fractions);

(b)	fix the value for distribution of the specific assets (or any part of them);

(c)	decide that a cash payment be made to a member on the basis of the value so fixed, in order to secure equality of distribution;

(d)	vest assets in trustees on trust for the persons entitled to the dividend as seems expedient to the board; and

(e)

generally make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and distribution of the cash proceeds of any sale or of the cash equivalent to any member or members and otherwise as it thinks fit.

131.	PAYMENT OF SCRIP DIVIDENDS

131.1

Subject to the Act, but without prejudice to article 70, the board may, with the prior authority of an ordinary resolution of the Company, allot to the holders of ordinary shares who have elected to receive further ordinary shares credited as fully paid (“new shares”) instead of cash in respect of all or part of a dividend or dividends specified by the resolution, subject to any exclusions, restrictions or other arrangements the board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

131.2

Where a resolution under article 131.1 is to be proposed at a general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

131.3

A resolution under article 131.1 may relate to a particular dividend or to all or any dividends declared or paid within a specified period, but that period may not end later than the beginning of the third annual general meeting following the date of the meeting at which the resolution is passed.

131.4

The board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) equals (disregarding an associated tax credit) the amount of the dividend which would otherwise have been received by the holder (the “relevant dividend”). For this purpose the “average quotation” of each of the new shares is the average of the middle market quotations (less the relevant dividend unless the new shares are already quoted “ex” such dividend) on the Daily Official List of the London Stock Exchange (or any similar publication) on at least five consecutive dealing days selected by the secretary, but commencing no earlier than the day on which the proposed relevant dividend is announced by the board, or shall be as determined by or in accordance with the resolution under article 131.1. A certificate or report by the auditors as to the value of the new shares to be allotted in respect of any dividend shall be conclusive evidence of that amount.

131.5

The secretary or another person appointed by the board for this purpose may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this article (whether before or after the passing of the resolution under article 131.1), including:

131.5.1	the giving of notice to holders of the right of election offered to them;

131.5.2	the provision of forms of election (whether in respect of a particular dividend or dividends generally);

131.5.3	determination of the procedure for making and revoking elections;

131.5.4	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective; and

131.5.5

the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned).

131.6

The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the “elected shares”); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in article 131.4. For that purpose, the board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the board capitalising part of the reserves has the same effect as if the board had resolved to effect the capitalisation with the authority of an ordinary resolution of the Company pursuant to article 132. In relation to the capitalisation the board may exercise all the powers conferred on it by article 132 without an ordinary resolution of the Company.

131.7

The new shares rank pari passu in all respects with each other and with the fully-paid ordinary shares in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

131.8

The secretary may determine to treat as valid for the purposes of this article any mandate in force (including a mandate given before the adoption of these articles) to receive on a regular basis (and not in relation to a single dividend only) new shares instead of receiving payment of cash dividends and such mandate shall, if so determined by the board, entitle the relevant holder of ordinary shares to an allotment of new shares pursuant to this article.

131.9	In relation to any particular proposed dividend, the board may in its absolute discretion decide:

131.9.1	that shareholders shall not be entitled to make any election in respect thereof and that any election previously made or mandate received shall not extend to such dividend; or

131.9.2

at any time prior to the allotment of the new shares which would otherwise be allotted in lieu thereof, that all elections made or any mandate received to take ordinary shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made or mandate received in respect of it.

131.10

For the purposes of this article 131, each participant in the Company’s dividend reinvestment plan for holders of ordinary shares (a “DRIP participant” and the “DRIP” respectively) at midnight (UK time) on an effective date to be determined at the discretion of the board in connection with the commencement of the Company’s scrip dividend programme (the “effective time”) (and whether or not the DRIP shall subsequently be terminated or suspended) shall be deemed to have elected to receive ordinary shares, credited as fully paid, instead of cash, on the terms and subject to the conditions of the Company’s scrip dividend programme as from time to time in force, in respect of the whole of each dividend payable (but for such election) after the effective time (and whether such dividend is declared before, at or after such an effective time) in respect of which the right to receive such ordinary shares instead of cash is made available, until such time as such deemed election mandate is revoked or deemed revoked in accordance with the procedure established by the board. The deemed election provided for in the foregoing provision of this article 131.10 shall not apply if and to the extent that the board so determines at any time and from time to time either for all cases or in relation to any person or class of persons or any holding of any person or class of persons.

132.	BOARD POWERS TO CARRY PROFITS TO RESERVE AND TO CARRY FORWARD PROFITS

The board may, before recommending or resolving to pay any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debentures or other securities of the Company) such sums as it thinks proper as a reserve or reserves which will, at the discretion of the board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the discretion of the board, either be employed in the business of the Company or be invested in such investments other than shares in the Company or of its holding company (if any) as the board may from time to time think fit. The board may also without placing the same to reserve carry forward any profits. The board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided.

133.	CAPITALISATION OF PROFITS

Subject to the Act, the board may, with the authority of an ordinary resolution of the Company:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the members in proportion to the nominal amount of ordinary shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)	paying up in full unissued shares, debentures or other securities of a nominal amount equal to that sum,

and allot the shares, debentures or other securities, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid; and no unrealised profits shall be applied in paying up any debentures of the Company or any amount unpaid on any share in the capital of the Company;

(c)

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular where shares, debentures or other securities become distributable in fractions the board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares, debentures or other securities representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members (except that if the amount due to a member is less than £5, or such other sum as the board may decide, the sum may be retained for the benefit of the Company);

(d)	authorise a person to enter (on behalf of all the members concerned) an agreement with the Company providing for either:

(i)	the allotment to the members respectively, credited as fully paid, of shares, debentures or other securities to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those members; and

(e)	generally do all acts and things required to give effect to the resolution.

134.	RECORD DATES

Notwithstanding any other provision of the articles, but subject to the Act and rights attached to shares, the Company or the board may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.

ACCOUNTS

135.	KEEPING AND INSPECTION OF ACCOUNTS

135.1	The board shall ensure that accounting records are kept in accordance with the Act.

135.2

The accounting records shall be kept at the office or, subject to the Act, at another place decided by the board and shall be available during business hours for the inspection of the directors and other officers. No member (other than a director or other officer) has the right to inspect an accounting record or other document except if that right is conferred by the Act or he/she is authorised by the board or by an ordinary resolution of the Company or an order of the court.

136.	ACCOUNTS TO BE SENT TO MEMBERS ETC.

136.1

In respect of each financial year, a copy of the Company’s annual accounts, the directors’ report, the directors’ remuneration report, the auditors’ report on those accounts and on the auditable part of the directors’ remuneration report shall be sent or supplied to:

136.1.1	every member (whether or not entitled to receive notices of general meetings);

136.1.2	every holder of debentures (whether or not entitled to receive notices of general meetings); and

136.1.3	every other person who is entitled to receive notices of general meetings,

in accordance with article 138, not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act. This article does not require copies of the documents to which it applies to be sent or supplied to:

136.1.4	a member or holder of debentures of whose address the Company is unaware; or

136.1.5	more than one of the joint holders of shares or debentures,

but any member or holder of debentures or person entitled by the Act or these articles to receive a copy of the documents to which this article applies and to whom a copy has not been sent shall be entitled to receive a hard copy free of charge on application at the office.

136.2

The board may determine that persons entitled to receive a copy of the Company’s annual accounts, the directors’ report, the directors’ remuneration report, the auditors’ report on those accounts and on the auditable part of the directors’ remuneration report are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant copies are being sent.

136.3

Where permitted by the Act, a summary financial statement derived from the Company’s annual accounts, the directors’ report and the directors’ remuneration report in the form and containing the information prescribed by the Act may be sent or supplied to a person so electing in place of the documents required to be sent or supplied by article 136.1.

137.	APPOINTMENT OF AUDITORS

Auditors shall be appointed, and their duties, powers, rights and remuneration regulated, in accordance with the provisions of the Act.

NOTICES AND COMMUNICATIONS

138.	FORM OF NOTICES AND COMMUNICATIONS BY THE COMPANY

138.1

Save where these articles expressly require otherwise, any notice, document or information to be sent or supplied by the Company may be sent or supplied in accordance with the Act (whether authorised or required to be sent or supplied by the Act or otherwise) in hard copy form, in electronic form or by means of a website.

138.2

The Company may at any time and in its sole discretion choose (a) to serve, send or supply notices, documents or other information in hard copy form alone to some or all members and/or (b) not to serve, send or supply a notice, document or other information to a particular member where it considers this necessary or appropriate to deal with legal, regulatory or practical problems in, or under the laws of, any territory.

139.	NOTICE BY ADVERTISEMENT

If there is a suspension or curtailment of postal services within the United Kingdom or some part of the United Kingdom, the Company need only give notice of a general meeting to those members with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company shall also advertise the notice in at least one newspaper with a national circulation and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof. If at least six clear days prior to the meeting the sending or supply of notices by post in hard copy form has again become generally possible, the Company shall send or supply confirmatory copies of the notice by post to those members who would otherwise receive the notice in hard copy form.

140.	DEEMED DELIVERY OF NOTICES, DOCUMENTS AND INFORMATION

140.1

A notice, document or information sent by post and addressed to a member at his/her registered address or address for service in the United Kingdom is deemed to be given to or received by the intended recipient 24 hours after it was put in the post if pre-paid as first class post and 48 hours after it was put in the post if pre-paid as second class post, and in proving service it is sufficient to prove that the envelope containing the notice, document or information was properly addressed, pre-paid and posted.

140.2

A notice, document or information sent or supplied by electronic means to an address specified for the purpose by the member is deemed to have been given to or received by the intended recipient on the same day it was sent, and in proving service it is sufficient to prove that the communication was properly addressed and sent.

140.3

A notice, document or information sent or supplied by means of a website is deemed to have been given to or received by the intended recipient when (i) the material was first made available on the website or (ii) if later, when the recipient received (or, in accordance with this article 140, is deemed to have received) notification of the fact that the material was available on the website.

140.4

A notice, document or information not sent by post but delivered by hand (which includes delivery by courier) to a registered address or address for service in the United Kingdom is deemed to be given on the day it is left.

140.5	Where notice is given by newspaper advertisement, the notice is deemed to be given to all members and other persons entitled to receive it at noon on the day when the advertisements appear.

140.6

A notice, document or information served or delivered by the Company by any other means authorised in writing by the member concerned is deemed to be served when the Company has taken the action it has been authorised to take for that purpose.

140.7	A member present at a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

141.	NOTICE BINDING ON TRANSFEREES ETC.

A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 793 of the Act) which, before his/her name is entered in the register, has been properly served on a person from whom he/she derives his/her title.

142.	NOTICE IN CASE OF JOINT HOLDERS AND ENTITLEMENT BY TRANSMISSION

142.1

In the case of joint holders of a share, a notice, document or information shall be validly sent or supplied to all joint holders if sent or supplied to whichever of them is named first in the register in respect of the joint holding. Anything to be agreed or specified in relation to a notice, document or information to be sent or supplied to joint holders, may be agreed or specified by the joint holder who is named first in the register in respect of the joint holding.

142.2

Where a person is entitled by transmission to a share, the Company may give a notice, document or information to that person as if he/she were the holder of a share by addressing it to him/her by name or by the title of representative of the deceased or trustee of the bankrupt member (or by similar designation) at an address in the United Kingdom supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice, document or information may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this article is sufficient notice to any other person interested in the share.

143.	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION

143.1

A member who (having no registered address within the United Kingdom) has not supplied to the Company an address in the United Kingdom at which notices, documents or information may be sent or supplied to him/her in hard copy form, or an address to which notices, documents or information may be sent or supplied to him/her by electronic means, is not entitled to have notices, documents or information sent or supplied to him/her by the Company.

143.2

If the Company sends notices, documents or information, whether immediately preceding or at any time after the adoption of these articles, to a member on two consecutive occasions over a period of at least twelve months and each of those notices, documents or information is returned undelivered, or the Company receives notification that each of them has not been delivered, that member shall then cease to be entitled to receive notices, documents and information from the Company.

143.3

A member who has ceased to be entitled to receive notices, documents and information from the Company shall become entitled to receive such notices, documents and information again by sending the Company:

143.3.1	a new address to be recorded in the register of members; or

143.3.2

(if the member has agreed that the Company should use a means of communication other than sending notices, documents or information to such an address), the information that the Company needs to use that means of communication effectively.

MISCELLANEOUS

144.	DESTRUCTION OF DOCUMENTS

144.1	The Company may destroy:

144.1.1	a share certificate which has been cancelled at any time after one year from the date of cancellation;

144.1.2

a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate at any time after two years from the date the mandate, variation or cancellation was recorded by the Company;

144.1.3	a notification of change of name or address at any time after three years from the date the notification was recorded by the Company;

144.1.4	an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) which has been registered at any time after six years from the date of registration;

144.1.5	any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it; and

144.1.6	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof.

144.2

It is presumed conclusively in favour of the Company that every share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

144.2.1	the provisions of this article apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;

144.2.2

nothing contained in this article imposes on the Company liability in respect of the destruction of a document earlier than provided for in this article or in any case where the conditions of this article are not fulfilled; and

144.2.3	references in this article to the destruction of a document include reference to its disposal in any manner.

145.	WINDING UP

In the winding up of the Company (whether the liquidation is voluntary or by the court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he/she, with the like sanction, shall determine. For this purpose the liquidator may set the value he/she deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his/her consent an asset to which there is attached a liability or potential liability for the owner.

146.	INDEMNITY OF OFFICERS, FUNDING DIRECTORS’ DEFENCE COSTS AND POWER TO PURCHASE INSURANCE

146.1

To the extent permitted by the Act and without prejudice to any indemnity to which he/she may otherwise be entitled, every person who is or was a director or other officer of the Company (other than any person (whether or not an officer of the Company) engaged by the Company as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him/her (whether in connection with any negligence, default, breach of duty or breach of trust by him/her or otherwise as a director or such other officer of the Company) in relation to the Company or its affairs provided that such indemnity shall not apply in respect of any liability incurred by him/her:

146.1.1	to the Company or to any associated company;

146.1.2	to pay a fine imposed in criminal proceedings;

146.1.3	to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

146.1.4	in defending any criminal proceedings in which he/she is convicted;

146.1.5	in defending any civil proceedings brought by the Company, or an associated company, in which judgment is given against him/her; or

146.1.6	in connection with any application under any of the following provisions in which the court refuses to grant him/her relief, namely:

(a)	section 661(3) or (4) of the Act (acquisition of shares by innocent nominee); or

(b)	section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct).

146.2

In articles 146.1.4, 146.1.5 or 146.1.6 the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final:

146.2.1	if not appealed against, at the end of the period for bringing an appeal; or

146.2.2	if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of:

146.2.3	if it is determined and the period for bringing any further appeal has ended; or

146.2.4	if it is abandoned or otherwise ceases to have effect.

146.3

To the extent permitted by the Act and without prejudice to any indemnity to which he/she may otherwise be entitled, every person who is or was a director of the Company acting in its capacity as a trustee of an occupational pension scheme shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him/her in connection with the Company’s activities as trustee of the scheme provided that such indemnity shall not apply in respect of any liability incurred by him/her:

146.3.1	to pay a fine imposed in criminal proceedings;

146.3.2	to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

146.3.3	in defending criminal proceedings in which he/she is convicted.

For the purposes of this article, a reference to a conviction is to the final decision in the proceedings. The provisions of article 146.2 shall apply in determining when a conviction becomes final.

146.4

Without prejudice to article 146.1 or to any indemnity to which a director may otherwise be entitled, and to the extent permitted by the Act and otherwise upon such terms and subject to such conditions as the board may in its absolute discretion think fit, the board shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him/her in defending any criminal or civil proceedings or in connection with an application under section 661(3) or (4) of the Act (acquisition of shares by innocent nominee) or section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct) or in defending himself/herself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or to enable a director to avoid incurring any such expenditure.

146.5

Where at any meeting of the board or a committee of the board any arrangement falling within article 146.4 is to be considered, a director shall be entitled to vote and be counted in the quorum at such meeting unless the terms of such arrangement confers upon such director a benefit not generally available to any other director; in that event, the interest of such director in such arrangement shall be deemed to be a material interest for the purposes of article 107 and he/she shall not be so entitled to vote or be counted in the quorum.

146.6	To the extent permitted by the Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

146.6.1

a director, alternate director or secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

146.6.2	trustee of a retirement benefits scheme or other trust in which a person referred to in article 146.6.1 is or has been interested,

indemnifying him/her and keeping him/her indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.